Exhibit (a)(1)

Thompson Creek Metals Company Inc.

Offer to Exchange
Shares of Common Stock

for

Each Outstanding Unit of

6.50% Tangible Equity Units
(CUSIP No. 884768 300; ISIN CA8847683007)

We are offering to exchange shares of our common stock for each validly tendered and accepted unit of our 6.50% Tangible Equity Units upon the terms and subject to the conditions set forth in this Offer to Exchange and in the related letter of transmittal. On May 20, 2014, 8,340,000 units of our 6.50% Tangible Equity Units were outstanding. In this Offer to Exchange, we refer to our 6.50% Tangible Equity Units as the “TMEDS.” The exchange offer is not being made to prior holders of TMEDS that have already exercised their right to separate the TMEDS into their component parts.

The number of shares of common stock to be exchanged for each validly tendered and accepted unit of TMEDS (which we refer to as the “Exchange Ratio”) will be fixed after 5:00 p.m. New York City time on June 16, 2014, the pricing date, as the sum of (i) 5.3879 shares of our common stock plus (ii) a number of shares of our common stock equal to $1 divided by the Weighted Average Price (as defined below), subject to a maximum of 5.7879 shares of our common stock and a minimum of 5.6379 shares of our common stock per unit of TMEDS validly tendered and accepted for exchange.  The Exchange Ratio will be rounded to the nearest fourth decimal place. Fractional shares will not be issued in the exchange offer and holders will receive the cash value of any fractional shares due to them, which cash value shall be calculated by multiplying the fractional shares to be received by the Weighted Average Price of our common stock.  For purposes of these calculations “Weighted Average Price” means the five day arithmetic daily volume-weighted average price of our common stock beginning on June 10, 2014 and ending on June 16, 2014, the pricing date.  The daily volume-weighted average price shall equal the daily volume-weighted average price for our common stock on the New York Stock Exchange during the period beginning at 9:30 a.m., New York City time (or such other time as is the official open of trading at the New York Stock Exchange) and ending at 4:00 p.m. New York City time (or such other time as is the official close of trading at the New York Stock Exchange), as reported by Bloomberg Financial Services through its “Volume at Price” (TC UN [Equity] VAP [Go]) functions.  The Weighted Average Price will be rounded to the nearest whole cent.

In addition to the Exchange Ratio, holders who participate in the exchange offer will receive the accrued portion of the $0.406250 quarterly cash installment payment that has accrued from May 15, 2014 to the settlement date of the exchange offer and that is payable in respect of the amortizing note component of each TMEDS unit. Such cash installment payment reflects both accrued interest and the partial repayment of principal in respect of the amortizing notes component of each TMEDS unit.

The exchange offer will expire at 11:59 p.m., New York City time, on June 18, 2014, unless extended or earlier terminated by us. You may withdraw units of TMEDS that you tender at any time before the exchange offer expires. In addition, you may withdraw any tendered units of TMEDS if we have not accepted them for payment within 40 business days from the commencement of the exchange offer.

The exchange offer is subject to the conditions described in “The Exchange Offer—Conditions to the Exchange Offer.” We reserve the right to extend or terminate the exchange offer if any condition of the exchange offer is not satisfied and otherwise to amend the exchange offer in any respect, in each case subject to applicable law.

The TMEDS are listed on the New York Stock Exchange under the symbol “TC-PT,” and our common stock is listed on the New York Stock Exchange under the symbol “TC” and on the Toronto Stock Exchange under the symbol “TCM.” The New York Stock Exchange will consider de-listing any outstanding units of TMEDS if, following the exchange, the number of publicly-held outstanding units of TMEDS is less than 100,000, the number of holders of outstanding units of TMEDS is less than 100, the aggregate market value of the outstanding units of TMEDS is less than $1 million, or for any other reason based on the suitability for the continued listing of the outstanding units of TMEDS in light of all pertinent facts as determined by the New York Stock Exchange. On May 19, 2014, the last reported sale price of the TMEDS on the New York Stock Exchange was $15.71, and the last reported sale price of our common stock on the New York Stock Exchange was $2.79. On May 16, 2014, the last reported sale price of our common stock on the Toronto Stock Exchange was C$3.15. The shares of our common stock to be issued in the exchange offer are expected to be approved for listing on the New York Stock Exchange and on the Toronto Stock Exchange.  The shares of our common stock will also be issued free from transfer restrictions and will not be “restricted securities” under United States securities laws, unless you are considered an “affiliate” of ours, as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”).

We urge you to carefully read the “Risk Factors” section beginning on page 6 of this Offer to Exchange, the section entitled “Risk Factors” set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013 and incorporated by reference herein as well as the section entitled “Risk Factors” set forth in Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and incorporated by reference herein before you make any decision regarding the exchange offer. You must make your own decision whether to tender any units of TMEDS in the exchange offer and, if so, the number of units of TMEDS to tender. We do not make any recommendation as to whether or not holders of outstanding units of TMEDS should tender their units of TMEDS for exchange in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities being offered in this exchange offer or determined if this Offer to Exchange is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Offer to Exchange is May 21, 2014.

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You should rely only on the information contained or incorporated by reference in this Offer to Exchange. Neither we, nor Global Bondholder Services Corporation, as the information agent and the exchange agent, has authorized any other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to exchange, and are seeking tenders of, these securities only in jurisdictions where the offers or tenders are permitted.

We are relying on Section 3(a)(9) of the Securities Act, to exempt the exchange offer from the registration requirements of the Securities Act. As a result, our common stock to be issued in exchange for units of TMEDS will not be “restricted securities” within the meaning of Rule 144 of the Securities Act and will not be subject to transfer restrictions. We are also relying on Section 18(b)(4)(C) of the Securities Act to exempt the exchange offer from the registration and qualification requirements of state securities laws. We have no contract, arrangement or understanding relating to, and will not, directly or indirectly, pay any commission or other remuneration to any broker, dealer, salesperson, agent or any other person for soliciting tenders in the exchange offer. In addition, neither our financial advisor nor any broker, dealer, salesperson, agent or any other person is engaged or authorized to express any statement, opinion, recommendation or judgment with respect to the relative merits and risks of the exchange offer.

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QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER

These answers to questions that you may have as a holder of units of our TMEDS, as well as the summary that follows, highlight selected information included elsewhere or incorporated by reference in this Offer to Exchange. To fully understand the exchange offer and the other considerations that may be important to your decision about whether to participate in the exchange offer, you should carefully read this Offer to Exchange in its entirety, including the section entitled “Risk Factors,” the section entitled “Risk Factors” set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013 and incorporated by reference herein as well as the section entitled “Risk Factors” set forth in Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and incorporated by reference herein,  as well as the other information incorporated by reference in this Offer to Exchange. For further information regarding Thompson Creek Metals Company Inc., see the section of this Offer to Exchange entitled “Where You Can Find More Information.” Except as otherwise specified, the words “Thompson Creek,” the “Company,” “we,” “our,” “ours,” and “us” refer to Thompson Creek Metals Company Inc. and its subsidiaries. In this Offer to Exchange, we refer to the 6.50% Tangible Equity Units as “TMEDS.”

Why are we making the exchange offer?

We are conducting the exchange offer to reduce our outstanding debt and the future cash coupon on a portion of our debt through the issuance of our common shares.  We believe that the exchange offer is a fiscally prudent measure that will ultimately improve our capital structure.  As of March 31, 2014, approximately $16.4 million of our total debt was attributable to the amortizing notes portion of the outstanding TMEDS.  The proposed consideration for each unit of TMEDS tendered for exchange consists of the maximum number of shares of common stock that would otherwise be issuable to settle the TMEDS’ prepaid common stock purchase contract portion on the mandatory settlement date of May 15, 2015, plus an additional amount of common shares equivalent to US$1.00, as described further below.

The exchange offer allows current holders of units of TMEDS to receive a number of shares of common stock in excess of the shares of common stock that they would receive upon mandatory conversion of the TMEDS on May 15, 2015. The exchange offer is not being made to prior holders of TMEDS that have already exercised their right to separate the TMEDS into their component parts. Units of TMEDS accepted for exchange by us in the exchange offer will be retired and cancelled. As a result, you will no longer receive your quarterly cash payments on your TMEDS (equivalent to equal quarterly installments of $0.406250 per amortizing note) and will no longer be able to separate each unit of TMEDS into its component parts.

How many units of TMEDS are being sought in the exchange offer?

We are offering to exchange all outstanding units of the TMEDS. As of May 20, 2014, 8,340,000 units of TMEDS were outstanding. The exchange offer is not being made to prior holders of TMEDS that have already exercised their right to separate the TMEDS into their component parts.

What will I receive in the exchange offer if I tender units of TMEDS and they are accepted?

For each unit of TMEDS that we accept in the exchange offer, you will receive a number of shares of our common stock equal to the Exchange Ratio upon the terms and subject to the conditions set forth in this Offer to Exchange and the related letter of transmittal. The Exchange Ratio will be calculated after 5:00 p.m., New York City time, on June 16, 2014 (the “Pricing Date”), as the sum of:

•                  5.3879 shares of our common stock; plus

•                  a number of shares of common stock equal to $1 divided by the Weighted Average Price.

The Exchange Ratio will be subject to a maximum of 5.7879 shares of our common stock and a minimum of 5.6379 shares of our common stock per unit of TMEDS validly tendered and accepted for exchange. The Exchange Ratio will be rounded to the nearest fourth decimal place.  Fractional shares will not be issued in the exchange offer and holders will receive the cash value of any fractional shares due to them, which cash value shall be calculated by multiplying the fractional shares to be received by the Weighted Average Price of our common stock .   For purposes of these calculations “Weighted Average Price” means the five day arithmetic daily volume-weighted average price of our common stock, beginning on June 10, 2014 and ending on the Pricing Date. The daily volume-weighted average price shall equal the daily volume-weighted average price for our common stock on the New York Stock Exchange during the period beginning at 9:30 a.m., New York City time (or such other time as is the official open of trading at the New York Stock Exchange) and ending at 4:00 p.m., New York City time (or such other time as is the official close of trading at the New York Stock Exchange), as reported by Bloomberg Financial Services through its “Volume at Price” (TC UN [Equity] VAP [Go]) functions. The Weighted Average Price will be rounded to the nearest whole cent.

In addition to the Exchange Ratio, holders who participate in the exchange offer will receive the accrued portion of the $0.406250 quarterly cash installment payment that has accrued from May 15, 2014 to the settlement date of the exchange offer and that is payable in respect of the amortizing note component of each TMEDS unit. Such cash installment payment reflects both accrued interest and the partial repayment of principal in respect of the amortizing notes component of each TMEDS unit.

Our common stock and the TMEDS are listed on the New York Stock Exchange under the symbols “TC” and “TC-PT,” respectively, and our common stock is listed on the Toronto Stock Exchange under the symbol “TCM.” On May 19, 2014, the last reported sale price per share of our common stock on the New York Stock Exchange was $2.79. On May 16, 2014, the last reported sale price of our common stock on the Toronto Stock Exchange was C$3.15, and the last reported sale price per unit of the TMEDS on the New York Stock Exchange was $15.71.

The exchange offer allows current holders of units of TMEDS to receive a number of shares of common stock in excess of the shares of common stock that they would receive upon mandatory conversion of the TMEDS on May 15, 2015.

When will I know the Exchange Ratio for the exchange offer?

We will calculate the Exchange Ratio on the Pricing Date and will announce it in a press release issued prior to 9:00 a.m., New York City time, on the next business day, June 17, 2014 (the “Announcement Date”).

The press release announcing the Exchange Ratio will also be filed as an exhibit to an amendment to the Schedule TO that we have filed with the Securities and Exchange Commission (the “SEC”) relating to the exchange offer. In addition, from the commencement of the exchange offer you will know the maximum and minimum Exchange Ratio. You can also obtain relevant information with respect to the Exchange Ratio on a daily basis during the offer period as well as the final Exchange Ratio, after its determination on the Pricing Date, by calling the information agent at the toll-free number provided on the back cover of this Offer to Exchange. See “The Exchange Offer—Exchange Ratio.”

Will I have an opportunity to tender my TMEDS in the exchange offer, or withdraw previously tendered units of TMEDS, after the determination of the Exchange Ratio?

Yes. Since the Exchange Ratio will be calculated and announced by us prior to 9:00 a.m., New York City time, on June 17, 2014 and the exchange offer will not expire earlier than 11:59 p.m., New York City time, on June 18, 2014, you will have a minimum of two trading days after we announce the Exchange Ratio to tender your units of TMEDS in the exchange offer or to withdraw your previously tendered units of TMEDS. See “The Exchange Offer—Exchange Ratio” and “The Exchange Offer—Withdrawals of Tenders.”

How does the consideration I will receive if I tender my units of TMEDS compare to the payments I will receive on the units of TMEDS if I do not tender?

If you tender units of TMEDS in the exchange offer, you will receive a maximum of 5.7879 shares of our common stock and a minimum of 5.6379 shares of our common stock for each unit of TMEDS validly tendered and accepted for exchange. The actual number of shares of our common stock you will receive will equal (i) 5.3879 shares of common stock plus (ii) a number of shares of common stock equal to $1 divided by the Weighted Average Price of our common stock, subject to the maximum and minimum described above.  The Exchange Ratio will be rounded to the nearest fourth decimal place. Fractional shares will not be issued in the exchange offer and holders will receive the cash value of any fractional shares due to them, which cash value shall be calculated by multiplying the fractional shares to be received by the Weighted Average Price of our common stock.

In addition to the Exchange Ratio, holders who participate in the exchange offer will receive the accrued portion of the $0.406250 quarterly cash installment payment that has accrued from May 15, 2014 to the settlement date of the exchange offer and that is payable in respect of the amortizing note component of each TMEDS unit. Such cash installment payment reflects both accrued interest and the partial repayment of principal in respect of the amortizing notes component of each TMEDS unit.

If you participate in the exchange offer, you will become a shareholder of the Company and will have all the rights entitled to all other holders of our common stock.

If you do not participate in the exchange offer, you will continue to hold units of TMEDS, which may be separated at any time by the holder into its constituent purchase contract and amortizing note, and which will automatically convert on May 15, 2015 into shares of common stock as described below. See “Description of the TMEDS,” “Description of the Purchase Contracts,” and “Description of the Amortizing Notes” herein. Additionally, you will continue to receive your quarterly cash payments equivalent to a 6.50% cash distribution per year on the $25 stated amount per unit of TMEDS for as long as such units remain outstanding (equivalent to equal quarterly installments of $0.406250 per amortizing note).

Each unit of the TMEDS, unless previously converted, will automatically convert into shares of our common stock on May 15, 2015, and we will deliver not more than 5.3879 shares of our common stock and not less than 4.5855 shares of our common stock, in each case subject to adjustment and based on the applicable settlement rate and applicable market value of our common stock at such time, as more fully described under “Description of the TMEDS,” “Description of the Purchase Contracts,” and “Description of the Amortizing Notes.”

What rights will I lose if I tender my units of TMEDS in the exchange offer?

If you validly tender your units of TMEDS and we accept them for exchange, such units of TMEDS will be retired and cancelled and you will lose the rights of a holder of TMEDS, which are described in this Offer to Exchange. For example you would lose the right to receive your quarterly cash payments (equivalent to equal quarterly installments of $0.406250 per amortizing note) and your right to separate the TMEDS into its component parts, consisting of the prepaid stock purchase contract and a separate amortizing note.  See “Description of the TMEDS,” “Description of the Purchase Contracts,” and “Description of the Amortizing Notes.”

May I tender only a portion of the units of TMEDS that I hold?

Yes. You do not have to tender all of your units of TMEDS to participate in the exchange offer.

If the exchange offer is consummated and I do not participate in the exchange offer or I do not tender all of my units of TMEDS in the exchange offer, how will my rights and obligations under my remaining outstanding units of TMEDS be affected?

The terms of your units of TMEDS, if any, that remain outstanding after the consummation of the exchange offer will not change as a result of the exchange offer.  However, the New York Stock Exchange will consider de-listing any outstanding units of TMEDS if, following the exchange, the number of publicly-held outstanding units of TMEDS is less than 100,000, the number of holders of outstanding units of TMEDS is less than 100, the aggregate market value of the outstanding units of TMEDS is less than $1 million, or for any other reason based on the suitability for the continued listing of the outstanding units of TMEDS in light of all pertinent facts as determined by the New York Stock Exchange.

What does the Company intend to do with the units of TMEDS that are tendered in the exchange offer?

Units of TMEDS accepted for exchange by us in the exchange offer will be retired and cancelled. As a result, you will no longer receive your quarterly cash payments (equivalent to equal quarterly installments of $0.406250 per amortizing note) and will no longer be able to separate each unit of TMEDS into its component parts.

Is the Company making a recommendation regarding whether you should tender in the exchange offer?

We are not making any recommendation regarding whether you should tender or refrain from tendering your units of TMEDS in the exchange offer. Accordingly, you must make your own determination as to whether to tender your units of TMEDS in the exchange offer and, if so, the number of units of TMEDS to tender. Before making your decision, we urge you to carefully read this Offer to Exchange in its entirety, including the information set forth in the section of this Offer to Exchange entitled “Risk Factors,” the section entitled “Risk Factors” set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013 and incorporated by reference herein as well as the section entitled “Risk Factors” set forth in Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and incorporated by reference herein and the other documents incorporated by reference in this Offer to Exchange.

Will the common stock to be issued in the exchange offer be listed for trading?

Yes. The shares of our common stock to be issued in the exchange offer are expected to be approved for listing on the New York Stock Exchange and on the Toronto Stock Exchange. Generally, the common stock you receive in the exchange offer will be freely tradable, unless you are considered an “affiliate” of ours, as that term is defined in the Securities Act. For more information regarding the market for our common stock, see the section of this Offer to Exchange entitled “Market for Common Stock and TMEDS.”

What are the conditions to the exchange offer?

The exchange offer is conditioned upon the closing conditions described in “The Exchange Offer—Conditions to the Exchange Offer.” We may waive certain conditions of the exchange offer. If any of the conditions are not satisfied or waived, we will not accept and exchange any validly tendered units of TMEDS. For more information regarding the conditions to the exchange offer, see the section of this Offer to Exchange entitled “The Exchange Offer—Conditions to the Exchange Offer.”

How will fluctuations in the trading price of our common stock affect the consideration offered to holders of units of TMEDS?

We are offering to exchange a number of shares of our common stock for each unit of TMEDS equal to 5.3879 plus a number of shares of common stock with a value equivalent to $1 based on the Weighted Average Price. If the market price of our common stock declines, the value of the fixed portion of the shares of common stock you will receive in exchange for your units of TMEDS will decline. The number of shares you will receive pursuant to the variable component of the Exchange Ratio, however, will increase, subject to the maximum Exchange Ratio. The trading value of our common stock could fluctuate depending upon any number of factors, including those specific to us and those that influence the trading prices of equity securities generally.

When does the exchange offer expire?

The exchange offer will expire at 11:59 p.m., New York City time, on June 18, 2014 (the “expiration date”), unless extended or earlier terminated by us.

Under what circumstances can the exchange offer be extended, amended or terminated?

We reserve the right to extend the exchange offer for any reason or no reason at all. We also expressly reserve the right, at any time or from time to time, to amend the terms of the exchange offer in any respect prior to the expiration date of the exchange offer. Further, we may be required by law to extend the exchange offer if we make a material change in the terms of the exchange offer or in the information contained in this Offer to Exchange or waive a material condition to the exchange offer.  During any extension of the exchange offer, units of TMEDS that were previously tendered and not validly withdrawn will remain subject to the exchange offer. We reserve the right, in our reasonable discretion, to terminate the exchange offer, at any time prior to the expiration date of the exchange offer if any condition to the exchange offer is not met. If the exchange offer is terminated, no units of TMEDS will be accepted for exchange and any units of TMEDS that have been tendered will be returned to the holder promptly after the termination. For more information regarding our right to extend, amend or terminate the exchange offer, see the section of this Offer to Exchange entitled “The Exchange Offer—Extension, Delay in Acceptance, Amendment or Termination.”

How will I be notified if the exchange offer is extended, amended or terminated?

If the exchange offer is extended, amended or terminated, we will promptly make a public announcement by issuing a press release, with the announcement in the case of an extension to be issued no later than 9:00 a.m.,

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New York City time, on the first business day after the previously scheduled expiration date of the exchange offer. For more information regarding notification of extensions, amendments or the termination of the exchange offer, see the section of this Offer to Exchange entitled “The Exchange Offer—Extension, Delay in Acceptance, Amendment or Termination.”

What risks should I consider in deciding whether or not to tender my TMEDS?

In deciding whether to participate in the exchange offer, you should carefully consider the discussion of risks and uncertainties affecting our business, the TMEDS and our common stock described in this Offer to Exchange and in the documents incorporated by reference in this Offer to Exchange.

What are the federal income tax consequences of my participating in the exchange offer?

Please see the section of this Offer to Exchange entitled “Material United States Federal Income Tax Consequences.” We recommend that you consult your own tax advisor for a full understanding of the tax consequences of participating in the exchange offer.

How will the exchange offer affect the trading market for the units of TMEDS that are not exchanged?

If a sufficiently large number of units of TMEDS do not remain outstanding after the exchange offer, the trading market for the remaining outstanding units of TMEDS may be less liquid and more sporadic, and market prices may fluctuate significantly depending on the volume of trading in units of TMEDS. In addition, the New York Stock Exchange will consider de-listing any outstanding units of TMEDS if, following the exchange, the number of publicly-held outstanding units of TMEDS is less than 100,000, the number of holders of outstanding units of TMEDS is less than 100, the aggregate market value of the outstanding units of TMEDS is less than $1 million, or for any other reason based on the suitability for the continued listing of the outstanding units of TMEDS in light of all pertinent facts as determined by the New York Stock Exchange. We do not intend to reduce the number of units of TMEDS accepted in the exchange offer to prevent the de-listing of the TMEDS. If the TMEDS are de-listed, your ability to sell your units of TMEDS not tendered in the exchange offer may be impaired.

Are the financial condition and results of operations of Thompson Creek relevant to my decision to tender in the exchange offer?

Yes. The price of both our common stock and the TMEDS depends on many factors, including our financial condition and results of operations. Many of these factors, such as commodity prices, are also beyond our control. For information about the accounting treatment of the exchange offer, see the section of this Offer to Exchange entitled “The Exchange Offer—Accounting Treatment.” In deciding whether to participate in the exchange offer, you should carefully consider the discussion of risks and uncertainties affecting our business, the TMEDS and our common stock described in this Offer to Exchange and in the documents incorporated by reference in this Offer to Exchange.

Will Thompson Creek receive any cash proceeds from the exchange offer?

No. We will not receive any cash proceeds from the exchange offer.

How do I tender my units of TMEDS?

The Depository Trust Company (“DTC”) is the sole holder of record of the TMEDS.  If you beneficially own units of TMEDS that are held in the name of a broker or other nominee and wish to tender such units of TMEDS, you should promptly instruct your broker or other nominee to tender on your behalf. To tender units of TMEDS, Global Bondholder Services Corporation, the exchange agent, must receive, prior to the expiration date of the exchange offer, a timely confirmation of book-entry transfer of such units of TMEDS and an agent’s message through the automated tender offer program of DTC according to the procedure for book-entry transfer described in this Offer to Exchange. For more information regarding the procedures for tendering your units of TMEDS, see the section of this Offer to Exchange entitled “The Exchange Offer—Procedures for Tendering Units of TMEDS.”

What happens if some or all of my units of TMEDS are not accepted for exchange?

If we decide for any reason not to accept some or all of your units of TMEDS, the units of TMEDS not accepted by us will be returned to you, at our expense, promptly after the expiration or termination of the exchange offer by book-entry transfer into the exchange agent’s account at DTC. DTC will credit any validly withdrawn or unaccepted units of TMEDS to your account at DTC. For more information, see the section of this Offer to Exchange entitled “The Exchange Offer—Return of Unaccepted Units of TMEDS.”

Until when may I withdraw previously tendered units of TMEDS?

If not previously returned, you may withdraw previously tendered units of TMEDS at any time until the exchange offer has expired. In addition, you may withdraw any units of TMEDS that you tender that are not accepted for exchange by us after the expiration of 40 business days from the commencement of the exchange offer. For more information, see the section of this Offer to Exchange entitled “The Exchange Offer—Withdrawals of Tenders.”

How do I withdraw previously tendered units of TMEDS?

To withdraw previously tendered units of TMEDS, you must comply with the appropriate procedures of DTC’s automated tender offer program. For more information regarding the procedures for withdrawing tendered units of TMEDS, see the section of this Offer to Exchange entitled “The Exchange Offer—Withdrawals of Tenders.”

Will I have to pay any fees or commissions if I tender my units of TMEDS?

If your units of TMEDS are held through a broker or other nominee who tenders the units on your behalf, your broker may charge you a commission for doing so. You should consult with your broker or nominee to determine whether any charges will apply.

With whom may I talk if I have questions about the exchange offer?

If you have questions regarding the procedures for tendering in the exchange offer, require additional exchange offer materials or require assistance in tendering your units of TMEDS, please contact Global Bondholder Services Corporation, the information agent. You can call the information agent toll-free at (866) 470-4200. You may also write to the information agent at the address set forth on the back cover of this Offer to Exchange.

SUMMARY

This summary highlights selected information contained or incorporated by reference in this Offer to Exchange. It likely does not contain all of the information that may be important to you or that you should consider when making a decision regarding the exchange offer. You should carefully read this entire Offer to Exchange, including “Risk Factors,” the section entitled “Risk Factors” set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013 and incorporated by reference herein as well as the section entitled “Risk Factors” set forth in Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and incorporated by reference herein and the other information we have incorporated by reference before making a decision to participate in the exchange offer.

Thompson Creek

We are a diversified, North American mining company. We operate a copper and gold mine, two primary molybdenum mines, and a metallurgical roasting facility. Our Mt. Milligan Mine (“Mt. Milligan Mine”) is an open pit copper-gold mine and concentrator in British Columbia, Canada; our Thompson Creek Mine (“TC Mine”) is an open-pit molybdenum mine and concentrator in Idaho, USA; our Endako Mine is an open-pit molybdenum mine, concentrator and roaster in British Columbia, Canada (in which we own a 75% joint venture interest) (“Endako Mine”); and our metallurgical roasting facility in Pennsylvania, USA (the “Langeloth Facility”) roasts molybdenum concentrate and other metals for us and for third party customers. As of the date hereof, we plan to put TC Mine on care and maintenance when the mining and processing of Phase 7 ore is completed, which is expected to be in the fourth quarter of 2014. We intend to preserve the assets at TC Mine while it is on care and maintenance to enable us to re-commence operations as market conditions may warrant. We continue to evaluate potential economically viable options for Phase 8.

Our principal assets are our ore reserves. At December 31, 2013, the consolidated proven and probable mineral reserves for Mt. Milligan Mine totaled 2.1 billion pounds of contained copper and 6.0 million ounces of contained gold. At December 31, 2013, the consolidated proven and probable mineral reserves for TC Mine and Endako Mine totaled 197.9 million pounds of contained molybdenum, with 62% of these mineral reserves from TC Mine and 38% from Endako Mine (stated on a 100% basis). Detailed information regarding our mineral reserves, including grade, is provided under the section “Mineral Reserves” in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein. See “Qualified Person” in this Offer to Exchange.

We also have a copper, molybdenum and silver exploration property located in British Columbia, Canada (the “Berg Property”) and a gold exploration property located in Nunavut, Canada (the “Maze Lake Property”). In October 2013, we relinquished our option to develop the Davidson exploration property located in British Columbia, Canada that we had held since 2005.

Our corporate headquarters are in Littleton, Colorado, USA. We are a corporation governed by the Business Corporations Act (British Columbia). We were organized in 2000 as a corporation under the laws of Ontario, Canada, and were continued as a corporation under the laws of British Columbia, Canada in 2008. In October 2006, we acquired Thompson Creek Metals Company USA, then a privately-held company incorporated and headquartered in the United States, and in so doing acquired TC Mine, Endako Mine and the Langeloth Facility. In October 2010, we acquired Terrane Metals Corp. (“Terrane”), an exploration and development company incorporated and headquartered in British Columbia, Canada, and in so doing acquired the Mt. Milligan development project, now our Mt. Milligan Mine, and the Berg and Maze Lake Properties.

The Exchange Offer

The material terms of the exchange offer are summarized below. In addition, we urge you to read the detailed descriptions in the sections of this Offer to Exchange entitled “The Exchange Offer,” “Description of Capital Stock,” “Description of the TMEDS,” “Description of the Purchase Contracts,” “Description of the Amortizing Notes,” and “Comparison of Rights Between the TMEDS and Our Common Stock.”

Offeror:	Thompson Creek Metals Company Inc.

Securities Subject to the Exchange Offer:

We are offering to exchange all of the outstanding units of 6.50% Tangible Equity Units (CUSIP No. 884768 300; ISIN CA8847683007). The exchange offer is not being made to prior holders of TMEDS that have already exercised their right to separate the TMEDS into their component parts.

Rationale for the Exchange Offer:

We are conducting the exchange offer to reduce our outstanding debt and the future cash coupon on a portion of our debt through the issuance of our common shares.  We believe that the exchange offer is a fiscally prudent measure that will ultimately improve our capital structure.  As of March 31, 2014, approximately $16.4 million of our total debt was attributable to the amortizing notes portion of the outstanding TMEDS.  The proposed consideration for each unit of TMEDS tendered for exchange consists of the maximum number of shares of common stock that would otherwise be issuable to settle the TMEDS’ prepaid common stock purchase contract portion on the mandatory settlement date of May 15, 2015, plus an additional amount of common shares equivalent to US$1.00, as described further below.

The Exchange Offer:

We are offering to exchange a number of shares of our common stock equal to the Exchange Ratio (subject to the maximum and minimum amounts described below), for each validly tendered and accepted unit of TMEDS upon the terms and subject to the conditions set forth in this Offer to Exchange and in the related letter of transmittal. Fractional shares will not be issued in the exchange offer and holders will receive the cash value of any fractional shares due to them, which cash value shall be calculated by multiplying the fractional shares to be received by the Weighted Average Price of our common stock.

In addition to the Exchange Ratio, holders who participate in the exchange offer will receive the accrued portion of the $0.406250 quarterly cash installment payment that has accrued from May 15, 2014 to the settlement date of the exchange offer and that is payable in respect of the amortizing note component of each TMEDS unit. Such cash installment payment reflects both accrued interest and the partial repayment of principal in respect of the amortizing notes component of each TMEDS unit.

Any units of TMEDS not exchanged will remain outstanding. The units of TMEDS validly tendered and accepted for exchange in the exchange offer will be retired and cancelled; as a result, you will no longer receive your quarterly cash payments (equivalent to equal quarterly installments of $0.406250 per amortizing note) and will no longer be able to separate each unit of TMEDS into its component parts.

Exchange Ratio:

The Exchange Ratio will be calculated after 5:00 p.m., New York City time, on the Pricing Date and announced prior to 9:00 a.m. New York City time on the next business day, as the sum of:

•                  5.3879, plus

•                  a number of shares of common stock equal to $1 divided by the Weighted Average Price.

The Exchange Ratio will be subject to a maximum of 5.7879 shares of our common stock and a minimum of 5.6379 shares of our common stock per unit of TMEDS validly tendered and accepted for exchange. The Exchange Ratio will be rounded to the nearest fourth decimal place. Fractional shares will not be issued in the exchange offer and holders will receive the cash value of any fractional shares due to them, which cash value shall be calculated by multiplying the fractional shares to be received by the Weighted Average Price of our common stock.

For purposes of these calculations “Weighted Average Price” means the five day arithmetic daily volume-weighted average price of our common stock, beginning on June 10, 2014 and ending on the Pricing Date. The daily volume-weighted average price shall equal the daily volume-weighted average price for our common stock on the New York Stock Exchange during the period beginning at 9:30 a.m., New York City time (or such other time as is the official open of trading at the New York Stock Exchange) and ending at 4:00 p.m. New York City time (or such other time as is the official close of trading at the New York Stock Exchange), as reported by Bloomberg Financial Services through its “Volume at Price” (TC UN [Equity] VAP [Go]) functions. The Weighted Average Price will be rounded to the nearest whole cent.

In addition to the Exchange Ratio, holders who participate in the exchange offer will receive the accrued portion of the $0.406250 quarterly cash installment payment that has accrued from May 15, 2014 to the settlement date of the exchange offer and that is payable in respect of the amortizing note component of each TMEDS unit. Such cash installment payment reflects both accrued interest and the partial repayment of principal in respect of the amortizing notes component of each TMEDS unit.

The consideration you will receive pursuant to the exchange offer is greater than the maximum number of shares of our common stock you would receive upon the automatic conversion of the TMEDS on May 15, 2015, as more fully described herein. Units of TMEDS validly tendered and accepted for exchange in the exchange offer will be retired and cancelled; as a result, you will no longer receive your quarterly cash payments (equivalent to equal quarterly installments of $0.406250 per amortizing note) and will no longer be able to separate each unit of TMEDS into its component parts.

Expiration Date:	The exchange offer will expire at 11:59 p.m., New York City time, on June 18, 2014, unless extended or earlier terminated by us.

Certain Consequences to Non-Tendering Holders:

Units of TMEDS not exchanged in the exchange offer will remain outstanding after the consummation of the exchange offer. If a sufficiently large number of units of TMEDS do not remain outstanding after the exchange offer, the trading market for the remaining outstanding units of TMEDS may be less liquid and more sporadic, and market prices may fluctuate significantly depending on the volume of trading in units of TMEDS. In addition, the New York Stock Exchange will consider de-listing any outstanding units of TMEDS if, following the exchange, the number of publicly-held outstanding units of TMEDS is less than 100,000, the number of holders of outstanding units of TMEDS is less than 100, the aggregate market value of the outstanding units of TMEDS is less than $1 million, or for any other reason based on the suitability for the continued listing of the outstanding units of TMEDS in light of all pertinent facts as determined by the New York Stock Exchange.

Conditions to the Exchange Offer:	The exchange offer is conditioned upon the closing conditions described in “The Exchange Offer—Conditions to the Exchange Offer.”

No Appraisal Rights:	No appraisal rights are available to holders of TMEDS in connection with the exchange offer.

Procedures For Tendering Units of TMEDS:

To tender units of TMEDS, Global Bondholder Services Corporation, the exchange agent, must receive, prior to the expiration date of the exchange offer, a timely confirmation of book-entry transfer of such units of TMEDS and an agent’s message through the automated tender offer program of DTC according to the procedure for book-entry transfer described in this Offer to Exchange. If you tender under DTC’s automated tender offer program, you will agree to be bound by the letter of transmittal that we are providing with this Offer to Exchange as though you had signed the letter of transmittal.

If you wish to tender units of TMEDS that are held in the name of a broker or other nominee, you should instruct your broker or other nominee to tender on your behalf.

We describe the procedures for tendering units of TMEDS in more detail in the section of this Offer to Exchange entitled “The Exchange Offer—Procedures for Tendering Units of TMEDS.”

Withdrawal Rights:

You may withdraw previously tendered units of TMEDS at any time before the expiration date of the exchange offer. In addition, you may withdraw any units of TMEDS that you tender that are not accepted by us for purchase after the expiration of 40 business days from the commencement of the exchange offer. See the section of this Offer to Exchange entitled “The Exchange Offer—Withdrawals of Tenders.”

Risk Factors:

You should consider carefully all of the information set forth in, and incorporated by reference in, this Offer to Exchange and, in particular, you should evaluate the specific factors set forth under “Risk Factors” herein, the section entitled “Risk Factors” set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013 and incorporated by reference herein as well as the section entitled “Risk Factors” set forth in Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and incorporated by reference herein before deciding whether to participate in the exchange offer.

Material United States Federal Income Tax Consequences For TMEDS Holders:

The exchange of your units of TMEDS for shares of our common stock pursuant to the exchange offer will be a taxable exchange under United States federal income tax laws. For a detailed discussion, please see the section titled “Material United States Federal Income Tax Consequences.”

Material Canadian Federal Income Tax Consequences for TMEDS Holders:	Holders of TMEDS resident in Canada should consult their own tax advisors about the applicable Canadian federal and provincial tax consequences of the exchange offer.

Brokerage Commissions:	If your units of TMEDS are held through a broker or other nominee who tenders units of TMEDS on your behalf, your broker may charge you a commission for doing so.

Information Agent:	Global Bondholder Services Corporation

Exchange Agent:	Global Bondholder Services Corporation

Market-Trading:

The TMEDS are listed on the New York Stock Exchange under the symbol “TC-PT,” and our common stock is listed on the New York Stock Exchange under the symbol “TC” and on the Toronto Stock Exchange under the symbol “TCM.” On May 19, 2014, the last reported sale price of the TMEDS on the New York Stock Exchange was $15.71, and the last reported sale price of our common stock on the New York Stock Exchange was $2.79. On May 16, 2014, the last reported sale price of our common stock on the Toronto Stock Exchange was C$3.15. The shares of our common stock to be issued in the exchange offer are expected to be approved for listing on the New York Stock Exchange and the Toronto Stock Exchange.

Further Information:	If you have questions regarding the procedures for tendering in the exchange offer or require assistance in tendering your units of TMEDS, please contact the information agent. If you would like additional copies of this Offer to Exchange, our annual, quarterly, and current reports, proxy statement and other information that we incorporate by reference in this Offer to Exchange, please contact either the information agent or Investor Relations at Thompson Creek. The contact information for Global Bondholder Services Corporation is set forth on the back cover of this Offer to Exchange.

CUSIP for the TMEDS:	884768 300

ISIN for the TMEDS:	CA8847683007

CUSIP for the Purchase Contracts Underlying the TMEDS:	884768 128

ISIN for the Purchase Contracts Underlying the TMEDS:	CA8847681282

CUSIP for the Amortizing Notes Underlying the TMEDS:	884768 AD4

ISIN for the Amortizing Notes Underlying the TMEDS:	US884768AD46

CUSIP for Thompson Creek Common Stock:	884768 102

RISK FACTORS

In considering whether to participate in the exchange offer, you should carefully consider the risks described below and the other information we have included or incorporated by reference in this Offer to Exchange. Specifically, we urge you to carefully read the section entitled “Risk Factors” set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013 and incorporated by reference herein as well as the section entitled “Risk Factors” set forth in Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and incorporated by reference herein before you make any decision regarding the exchange offer.

Risks Related to the Exchange Offer

The value of the common stock that you receive may be volatile and your investment in our common stock could suffer a decline in value.

We are offering to exchange a number of shares of our common stock equal to the Exchange Ratio for each unit of TMEDS. Broad market and industry factors may adversely affect the price of our common stock, regardless of our actual operating performance.  Factors that could cause fluctuation in the price of our common stock may include, among other things:

•                  changes in financial estimates by us or by any securities analysts who might cover our stock;

•                  speculation about our business in the press or the investment community;

•                  conditions or trends in our industry or the economy generally;

•                  changes in the prices of copper, gold or molybdenum;

•                  stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in the mining industry;

•                  announcements by us or our competitors of significant acquisitions, strategic partnerships or divestitures;

•                  capital commitments;

•                  additions or departures of key personnel; and

•                  sales of our common stock, including sales by our directors, officers or significant stockholders.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs to us and divert our management’s attention and resources.

All of our debt obligations, including the amortizing notes underlying our TMEDS, will have priority over our common stock with respect to payment in the event of a liquidation, dissolution or winding up.

In any liquidation, dissolution or winding up of Thompson Creek, our common stock would rank below all debt claims against Thompson Creek, including our senior notes and the amortizing notes underlying our TMEDS. As a result, holders of our common stock will not be entitled to receive any payment or other distribution of assets upon the liquidation or dissolution until after our obligations to our debt holders have been satisfied. Royal Gold Inc. also has a security interest in Mt. Milligan Mine assets until the deposits received from Royal Gold have been fully offset under the Gold Stream arrangement and therefore has priority over our common stock with respect to payment in the event of a liquidation, dissolution or winding up in respect of the value of those secured assets.

We currently do not pay dividends on our common stock.

Future dividends will be payable on our common stock only when, as and if declared by our board of directors, and will be dependent upon business conditions, earnings, our cash requirements and other relevant factors.  We have not declared or paid any dividends on our common stock since the date of our formation. Currently, we intend to retain our earnings, if any, to finance the growth and development of our business and have no present intention of paying dividends or making any other distributions in the foreseeable future. In addition, the indentures governing our senior notes contains covenants restricting our ability to pay dividends to our shareholders. By tendering your units of TMEDS, you will lose your right to receive certain cash payments and the right to convert each unit of TMEDS into its component parts.

Holders of units of our TMEDS are entitled to receive quarterly cash payments equivalent to a 6.50% cash distribution per year on the $25 stated amount per unit of TMEDS (equivalent to equal quarterly installments of $0.406250 per amortizing note). If your units of TMEDS are validly tendered and accepted for exchange, such units of TMEDS will be retired and cancelled and you will lose the right to receive any such quarterly cash payments to be made on such units after completion of the exchange offer. You will also no longer be able to separate each unit of TMEDS into its component parts.

Risks Related to Holding Units of TMEDS After the Exchange Offer

Units of TMEDS that you continue to hold after the exchange offer are expected to become less liquid following the exchange offer.

If a sufficiently large number of units of TMEDS do not remain outstanding after the exchange offer, the trading market for the remaining outstanding units of TMEDS may be less liquid and market prices may fluctuate significantly depending on the volume of trading in units of TMEDS. Furthermore, a security with a smaller “float” may command a lower price and trade with greater volatility or much less frequently than would a comparable security with a greater float. This decreased liquidity may also make it more difficult for holders of units of TMEDS that do not tender to sell their units of TMEDS. In addition, the New York Stock Exchange will consider de-listing any outstanding units of TMEDS if, following the exchange, the number of publicly-held outstanding units of TMEDS is less than 100,000, the number of holders of outstanding units of TMEDS is less than 100, the aggregate market value of outstanding units of TMEDS is less than $1 million, or for any other reason based on the suitability for the continued listing of the outstanding units of TMEDS in light of all pertinent facts as determined by the New York Stock Exchange.

If you do not participate in the exchange offer, your units of TMEDS will continue to be subject to mandatory automatic conversion on May 15, 2015, and you will receive fewer shares of common stock than pursuant to this exchange offer.

Unless earlier settled at the holder’s option, the TMEDS will automatically convert into our common stock on May 15, 2015 and we will deliver not more than 5.3879 shares of our common stock and not less than 4.5855 shares of our common stock for each unit of TMEDS, subject to adjustment, based upon the applicable settlement rate and applicable market value of our common stock at such time, as more fully described under “Description of the TMEDS,” “Description of the Purchase Contracts,” and “Description of the Amortizing Notes.”

The trading prices for the units of TMEDS that remain outstanding after the exchange offer will continue to be directly affected by the trading prices of our common stock.

Because the TMEDS are convertible into shares of our common stock, the trading prices of the TMEDS in the secondary market is directly affected by the trading prices of our common stock, the general level of interest rates and our credit quality. It is impossible to predict whether the price of our common stock or interest rates will rise or fall. Trading prices of our common stock will be influenced by the risk factors affecting our business and financial condition, as described more fully in the documents incorporated herein by reference.

USE OF PROCEEDS

We will not receive any cash proceeds from the exchange offer. We will pay all fees and expenses related to the exchange offer, other than any commissions or concessions of any broker or dealer.

CAPITALIZATION

The following table shows our capitalization as of March 31, 2014:

•                  on a historical basis; and

•                  on a pro forma basis to reflect the consummation of this exchange offer assuming the acceptance of all outstanding units of TMEDS and assuming an Exchange Ratio of 5.7376 shares of common stock for each unit of TMEDS tendered and accepted (which corresponds to an assumed Weighted Average Price of $2.86, the average share price of our common stock from May 9, 2014 through May 15, 2014). Pro forma cash and cash equivalents also reflects the payment of the accrued portion of the full $0.406250 quarterly cash installment payment on the amortizing note component of the TMEDS from March 31, 2014 through the expiration date of the exchange offer, including the scheduled May 15, 2014 payment, and estimated fees and expenses in connection with the exchange offer.

This table should be read in conjunction with, and is qualified in its entirety by reference to, our historical financial statements and the accompanying notes included in our Annual Report on Form 10-K for the year ended December 31, 2013 and in our Quarterly Report on Form 10-Q for the three months ended March 31, 2014, which are both incorporated by reference herein.

	As of March 31, 2014
(U.S. dollars in millions)	Actual	As adjusted

Cash and cash equivalents (1)	$202.7	$197.2

Long-term debt (2):
Caterpillar equipment financing facility (3)	$81.9	$81.9
Equipment loans	$4.7	$4.7
7.375% Senior Notes due 2018	$350.0	$350.0
11.68% Amortizing Notes (4)	$16.4	$0.7
12.5% Senior Notes due 2019	$200.0	$200.0
9.75% Senior Secured Notes due 2018	$347.5	$347.5
Total debt	$1,000.5	$984.8
Shareholders’ equity (5):
Common stock, no par value	$1,030.2	$1,167.1
Additional paid-in capital	$230.0	$101.5
Retained earnings (deficit)	$(161.8)	$(153.4)
Accumulated other comprehensive income (loss)	$(76.3)	$(76.3)
Total shareholders’ equity	$1,022.1	$1,038.9
Total capitalization	$2,022.6	$2,023.7

(1)              Decrease in cash and cash equivalents reflects the payment of the accrued portion of the full $0.406250 quarterly cash installment payment on the amortizing note component of the TMEDS from March 31, 2014 through the expiration date of the exchange offer, including the scheduled May 15, 2014 payment, and estimated fees and expenses in connection with the exchange offer.

(2)              Although we do not record it as indebtedness, we also have $779.04 million in outstanding deferred revenues under our Gold Stream arrangement with Royal Gold Inc. described in note 9 to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014.  These amounts are secured by our Mt. Milligan Mine assets.  After the deposits have been fully offset, the counterparty will continue to have a security interest in 52.25% of the payable gold produced from Mt. Milligan Mine.

(3)              As of March 31, 2014, we had available borrowings of $9.8 million under our Caterpillar equipment financing facility, all of which, if borrowed, would be secured by the equipment financed with those borrowings.

(4)              Each unit of TMEDS includes an amortizing note, as described herein. On issuance, 16.3% of the $220.0 million stated amount of the TMEDS was initially represented by the amortizing notes.  The amortizing note portion of each unit of TMEDS had an initial principal amount of $4.075312 per amortizing note, bears interest at a rate of 11.68% per annum and has a final installment payment date of May 15, 2015. The as adjusted figure reflects the amortizing notes that will remain outstanding as a result of holders of TMEDS that split their TMEDS units into the respective component parts as of March 31, 2014.

(5)              In respect of the prepaid common stock purchase contract, we will record an increase to common stock and will record a decrease to additional paid-in capital equal to the value of the shares issued in exchange for the prepaid common stock purchase contract. For the senior amortizing note, we will recognize in income the difference between consideration offered for extinguishment of the debt and the net carrying amount of extinguished debt. The shortfall of the fair value of consideration offered to extinguish the senior amortizing note compared to the net carrying amount of the senior amortizing notes has been added to net earnings to arrive at net earnings available to common shareholders in the calculation of earnings per share. Because of the write-off of unamortized deferred financing fees associated with the initial issuance of the TMEDS, capitalization table adjustments do not sum to zero.

MARKET FOR COMMON STOCK AND TMEDS

Our common stock and TMEDS are listed on the New York Stock Exchange under the symbols “TC” and “TC-PT,” respectively, and our common stock is listed on the Toronto Stock Exchange under the symbol “TCM.” The following table sets forth the high and low sales prices on our common stock and TMEDS on the New York Stock Exchange during the periods shown:

	Common Stock		TMEDS
	High	Low	High	Low

April 1, 2014 through May 19, 2014:	$3.03	$2.20	$17.00	$12.82
Quarter Ended March 31, 2014:	$3.00	$2.11	$16.40	$12.35
Year Ended December 31, 2013:	$4.55	$1.72	$22.44	$11.21
First Quarter	$4.55	$2.95	$22.44	$16.53
Second Quarter	$3.94	$2.42	$19.51	$13.99
Third Quarter	$4.05	$2.81	$20.01	$15.60
Fourth Quarter	$3.65	$1.72	$18.73	$11.21

Year Ended December 31, 2012:	$9.50	$2.25	$24.22	$14.29
First Quarter	$9.50	$6.57	N/A	N/A
Second Quarter	$6.97	$3.06	$24.22	$18.70
Third Quarter	$3.87	$2.25	$21.13	$14.29
Fourth Quarter	$4.29	$2.48	$21.55	$15.31

On May 19, 2014 the closing sale price of our common stock on the New York Stock Exchange, was $2.79. On May 16, 2014, the last reported sale price of our common stock on the Toronto Stock Exchange was C$3.15. As of May 9, 2014, there were 171,757,166 shares of our common stock, no par value, outstanding.

On May 19, 2014 the closing sale price of the TMEDS, as reported by the New York Stock Exchange, was $15.71. DTC is the sole holder of record of the TMEDS.

Future dividends will be payable on our common stock only when, as and if declared by our board of directors, and will be dependent upon business conditions, earnings, our cash requirements and other relevant factors. We have not declared or paid any dividends on our common stock since the date of our formation. Currently, we intend to retain our earnings, if any, to finance the growth and development of our business and have no present intention of paying dividends or making any other distributions in the foreseeable future. In addition, the indentures governing our senior notes contain covenants restricting our ability to pay dividends to our shareholders.

THE EXCHANGE OFFER

Purpose and Effects of the Exchange Offer

We are conducting the exchange offer to reduce our outstanding debt and the future cash coupon on a portion of our debt through the issuance of our common shares.  We believe that the exchange offer is a fiscally prudent measure that will ultimately improve our capital structure.  As of March 31, 2014, approximately $16.4 million of our total debt was attributable to the amortizing notes portion of the outstanding TMEDS.  The proposed consideration for each unit of TMEDS tendered for exchange consists of the maximum number of shares of common stock that would otherwise be issuable to settle the TMEDS’ prepaid common stock purchase contract portion on the mandatory settlement date of May 15, 2015, plus an additional amount of common shares equivalent to US$1.00, as described further below.

The exchange offer is not being made to prior holders of TMEDS that have already exercised their right to separate the TMEDS into their component parts.

The exchange offer allows current holders of units of TMEDS to receive a number of shares of common stock in excess of the shares of common stock that they would receive upon mandatory conversion of the TMEDS on May 15, 2015.

Any units of TMEDS not exchanged will remain outstanding. The units of TMEDS validly tendered and accepted for exchange in the exchange offer will be retired and cancelled; as a result, you will no longer receive your quarterly cash payments (equivalent to equal quarterly installments of $0.406250 per amortizing note) and will no longer be able to separate each unit of TMEDS into its component parts.

Terms of the Exchange Offer

We are offering to exchange shares of our common stock for each validly tendered and accepted unit of TMEDS upon the terms and subject to the conditions set forth in this Offer to Exchange and in the related letter of transmittal attached as Annex A hereto.

The number of shares of common stock to be exchanged for each unit of TMEDS (the “Exchange Ratio”) will be fixed after 5:00 p.m., New York City time on June 16, 2014 (the “Pricing Date”), on the basis of the pricing formula set forth herein, and announced prior to 9:00 a.m. New York City time on June 17, 2014 (the “Announcement Date”). The press release announcing the Exchange Ratio will also be filed as an exhibit to an amendment to the Schedule TO that we have filed with the SEC relating to the exchange offer.

Exchange Ratio

The Exchange Ratio will be calculated on the Pricing Date, as the sum of:

•                  5.3879 shares of common stock; plus

•                  a number of shares of common stock equal to $1 divided by the Weighted Average Price.

The Exchange Ratio will be subject to a maximum of 5.7879 shares of our common stock and a minimum of 5.6379 shares of our common stock per unit of TMEDS validly tendered and accepted for exchange. The Exchange Ratio will be rounded to the nearest fourth decimal place. Fractional shares will not be issued in the exchange offer and holders will receive the cash value of any fractional shares due to them, which cash value shall be calculated by multiplying the fractional shares to be received by the Weighted Average Price of our common stock.

The Exchange Ratio is greater than the number of shares of our common stock that you will receive upon the automatic conversion of the TMEDS on May 15, 2015.

For purposes of these calculations “Weighted Average Price” means the five day arithmetic daily volume-weighted average price of our common stock, beginning on June 10, 2014 and ending on the Pricing Date. The daily volume-weighted average price shall equal the daily volume-weighted average price for our common stock on the New York Stock Exchange during the period beginning at 9:30 a.m., New York City time (or such other time as is the official open of trading at the New York Stock Exchange) and ending at 4:00 p.m., New York City time (or such other time as is the official close of trading at the New York Stock Exchange), as reported by Bloomberg Financial Services through its “Volume at Price” (TC UN [Equity] VAP [Go]) functions. The Weighted Average Price will be rounded to the nearest whole cent.

Security holders may obtain information on the daily volume-weighted average prices and closing prices with respect to our common stock throughout the exchange offer by calling the information agent at the toll-free number set forth on the back cover of this Offer to Exchange. In addition, on each business day during the period to be taken into account for purposes of determining the Weighted Average Price, the information agent will provide callers with a representative purchase price with respect to the exchange offer, calculated as if such period ended on the preceding business day.

For purposes of illustration, the table below indicates the Exchange Ratio (and fixed and variable components thereof) that would be calculated on the basis of the formula described above with respect to each unit of TMEDS and assuming a range of Weighted Average Prices as indicated in the left-hand column. The actual Weighted Average Price may be higher or lower than the assumed Weighted Average Prices below. The actual Exchange Ratio will be subject to the maximum and minimum values described herein.

Assumed Weighted Average Price	Variable Component of Exchange Ratio	Fixed Component of Exchange Ratio	Total Exchange Ratio
$2.50	0.40	5.3879	5.7879
$2.75	0.36	5.3879	5.7479
$3.00	0.33	5.3879	5.7179
$3.25	0.31	5.3879	5.6979
$3.50	0.29	5.3879	5.6779
$3.75	0.27	5.3879	5.6579
$4.00	0.25	5.3879	5.6379

In addition to the Exchange Ratio, holders who participate in the exchange offer will receive the accrued portion of the $0.406250 quarterly cash installment payment that has accrued from May 15, 2014 to the settlement date of the exchange offer and that is payable in respect of the amortizing note component of each TMEDS unit. Such cash installment payment reflects both accrued interest and the partial repayment of principal in respect of the amortizing notes component of each TMEDS unit.

Expiration Date

The term “expiration date” means 11:59 p.m., New York City time, on June 18, 2014. However, if we extend the period of time for which the exchange offer remains open, the term “expiration date of this exchange offer” means the latest time and date to which the exchange offer is so extended.

Fractional Shares

We will not issue any fractional shares of common stock in the exchange offer. In lieu of fractional shares otherwise issuable (calculated on an aggregate basis for each holder), holders participating in the exchange offer will be entitled to receive an amount of cash equal to the fraction of a share multiplied by the Weighted Average Price of our common stock.

Conditions to the Exchange Offer

Notwithstanding any other provision of this Offer to Exchange to the contrary, we will not be required to accept for exchange units of TMEDS tendered pursuant to the exchange offer and may terminate or extend the exchange offer if any condition to the exchange offer is not satisfied. We may also, subject to Rule 14e-1 under the

Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of a tender offer, postpone the acceptance for exchange of units of TMEDS validly tendered and not withdrawn prior to the expiration date of the exchange offer, if any one of the following conditions has occurred, and the occurrence thereof has not been waived by us in our reasonable discretion:

•                  there shall have been instituted, threatened or be pending any action or proceeding before or by any court, governmental, regulatory or administrative agency or instrumentality, or by any other person, in connection with the exchange offer, that is, or is reasonably likely to be, in our reasonable judgment, materially adverse to our business, operations, properties, condition, assets, liabilities or prospects, or which would or might, in our reasonable judgment, prohibit, prevent, restrict or delay consummation of the exchange offer or materially impair the contemplated benefits to us of the exchange offer;

•                  an order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in our reasonable judgment, would or might prohibit, prevent, restrict or delay consummation of the exchange offer or materially impair the contemplated benefits to us of the exchange offer, or that is, or is reasonably likely to be, materially adverse to our business, operations, properties, condition, assets, liabilities or prospects;

•                  there shall have occurred or be likely to occur any material adverse change to our business, operations, properties, condition, assets, liabilities, prospects or financial affairs;

•                  there shall have occurred:

•                  any general suspension of, or limitation on prices for, trading in securities in United States or Canadian securities or financial markets;

•                  any material adverse change in the price of our common stock in United States or Canadian securities or financial markets;

•                  a declaration of a banking moratorium or any suspension of payments in respect to banks in the United States or Canada;

•                  any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other event that, in our reasonable judgment, might affect the extension of credit by banks or other lending institutions; or

•                  a commencement or significant worsening of a war or armed hostilities or other national or international calamity, including but not limited to, catastrophic terrorist attacks against the United States, Canada or their respective citizens.

These conditions to the exchange offer are for our sole benefit and may be asserted by us in our reasonable discretion or may be waived by us, in whole or in part, in our reasonable discretion on or before the expiration date of the exchange offer, whether or not any other condition of the exchange offer also is waived and regardless of the circumstances giving rise to the failure of any such condition. We have not made a decision as to what circumstances would lead us to waive any such condition, and any such waiver would depend on circumstances prevailing at the time of such waiver. Any determination by us concerning the events described in this section will be final and binding upon all persons.

Extension, Delay in Acceptance, Amendment or Termination

We expressly reserve the right to extend the exchange offer for such period or periods as we may determine in our sole discretion from time to time by giving oral, confirmed in writing, or written notice to the exchange agent and by making a public announcement by press release prior to 9:00 a.m., New York City time, on the next business day following the previously scheduled expiration date of the exchange offer. During any extension of the exchange offer, all units of TMEDS previously tendered and not accepted for purchase will remain subject to the exchange offer and may, subject to the terms of the exchange offer, be accepted for exchange by us.

We also expressly reserve the right, at any time or from time to time, subject to and in accordance with applicable law, to:

•                  delay the acceptance for exchange of units of TMEDS; or

•                  waive any condition or otherwise amend the terms of the exchange offer in any respect prior to the expiration of the exchange offer, by giving oral, confirmed in writing, or written notice of such waiver or amendment to the exchange agent.

Other than an extension of the exchange offer, we are not aware of any circumstance that would cause us to delay acceptance of any validly tendered units of TMEDS.

If we make a material change in the terms of the exchange offer or the information concerning the exchange offer, or waive a material condition of the exchange offer, we will promptly disseminate disclosure regarding the changes to the exchange offer and extend the exchange offer, if required by law, to ensure that the exchange offer remains open a minimum of five business days from the date we disseminate disclosure regarding the changes.

If we make a change in the number of units of TMEDS sought or the amount of consideration offered in the exchange, we will promptly disseminate disclosure regarding the changes and extend the exchange offer, if required by law, to ensure that the exchange offer remains open a minimum of ten business days from the date we disseminate disclosure regarding the changes.

Any waiver, amendment or modification will apply to all units of TMEDS tendered, regardless of when or in what order such units of TMEDS were tendered. Any extension, amendment or termination will be followed promptly by public announcement thereof, with the announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration date of the exchange offer.

Except as set forth above or as otherwise required by law, without limiting the manner in which we may choose to make any public announcement, we will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release.

We expressly reserve the right, in our reasonable discretion, to terminate the exchange offer if any of the conditions set forth above in the first paragraph under “—Conditions to the Exchange Offer” shall have occurred. Any such termination will be followed promptly by a public announcement of such termination. In addition, if we terminate the exchange offer, we will give immediate notice thereof to the exchange agent. If the exchange offer is terminated, withdrawn or otherwise not completed, the consideration will not be paid or become payable to you, even if you have validly tendered your units of TMEDS in connection with the exchange offer, and any units of TMEDS you have tendered that we have not accepted for exchange will be returned promptly to you.

Procedures for Tendering Units of TMEDS

DTC is the sole holder of record of the TMEDS. If you beneficially own units of TMEDS that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those units of TMEDS, you should contact the registered holder promptly and instruct it to tender your units of TMEDS on your behalf.

To participate in the exchange offer, a holder must comply with the automated tender offer program procedures of DTC described below.

In addition, the exchange agent must receive, prior to the expiration date of the exchange offer, a timely confirmation of book-entry transfer of such units of TMEDS into the exchange agent’s account at DTC according to the procedure for book-entry transfer described below and a properly transmitted agent’s message.

To be validly tendered, the exchange agent must receive any required documents at its address indicated on the cover page of the letter of transmittal prior to the expiration date of the exchange offer.

The tender by a holder that is not withdrawn prior to the expiration date of the exchange offer will, subject to the tendering holder’s right to withdraw such tender if the tendered units of TMEDS are not accepted for payment after the expiration of 40 business days from the commencement of the exchange offer, constitute a binding agreement between the holder and us in accordance with the terms and subject to the conditions described in this Offer to Exchange and in the letter of transmittal.

All of the units of TMEDS were issued in book-entry form, and all of the outstanding units of TMEDS are represented by global certificates held for the account of DTC. The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s automated tender offer program (“ATOP”) to tender. Participants in the program may transmit their acceptance of the exchange offer electronically by causing DTC to transfer the units of TMEDS to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent’s message to the exchange agent.

The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

•                  DTC has received an express acknowledgment from a participant in ATOP that it is tendering units of TMEDS that are the subject of such book-entry confirmation;

•                  such participant has received and agrees to be bound by the terms of the letter of transmittal; and

•                  the agreement may be enforced against such participant.

By using the ATOP procedures to exchange outstanding units of TMEDS, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

If you desire to tender units of TMEDS in the exchange offer and the procedures for book-entry transfer cannot be completed on a timely basis before the expiration date, your tender may still be effected if all the following conditions are met:

•                  the tender is made by or through DTC;

•                  a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by the Company attached as Annex B hereto, is received by the exchange agent, as provided below, before the expiration date; and

•                  a book-entry confirmation together with an agent’s message are received by the exchange agent within three trading days after the date of execution of the notice of guaranteed delivery.

The notice of guaranteed delivery may be transmitted by facsimile transmission, mail or a message transmitted through electronic means in accordance with the usual procedures of DTC and the exchange agent; provided, however, that if the notice is sent by DTC through electronic means, it must state that DTC has received an express acknowledgment from the participant on whose behalf the notice is given that the participant has received and agrees to become bound by the form of the notice to the exchange agent.

Determination of Validity

We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered units of TMEDS. We reserve the absolute right to reject any and all units of TMEDS not validly tendered or any units of TMEDS whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects or irregularities either before or after the expiration date of the exchange offer. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of units of TMEDS must be cured within a time period that we will determine. Neither we, the exchange agent nor any other person will have any duty to give notification of any defects or irregularities nor will any of them incur any liability for failure to give such notification. Tenders of units of TMEDS will not be considered to have been made until any defects or irregularities have been cured or waived. Any units of TMEDS received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering owners, via the facilities of DTC, promptly after the expiration date of the exchange offer.

Withdrawals of Tenders

You may validly withdraw units of TMEDS that you tender at any time prior to the expiration date of the exchange offer, which is 11:59 p.m., New York City time, on June 18, 2014, unless we extend it. In addition, you may withdraw any units of TMEDS that you tender that are not accepted by us for exchange after the expiration of 40 business days from the commencement of the exchange offer. For a withdrawal of units of TMEDS to be effective, you must comply with the appropriate procedures of DTC’s ATOP system prior to the expiration date or, if not previously accepted by us, after the 40th business day from the commencement of the exchange offer. Any notice of withdrawal must identify the units of TMEDS to be withdrawn, including the name and number of the account at DTC to be credited, and otherwise comply with the procedures of DTC.

If we extend the exchange offer, are delayed in our acceptance of the units of TMEDS for exchange or are unable to accept units of TMEDS pursuant to the exchange offer for any reason, then, without prejudice to our rights under the exchange offer, the exchange agent may retain tendered units of TMEDS and such units of TMEDS may not be withdrawn except as otherwise provided in this Offer to Exchange, subject to provisions under the Exchange Act, as amended that provide that an issuer making an exchange offer shall either pay the consideration offered or return tendered securities promptly after the termination or withdrawal of the exchange offer.

All questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal will be determined by us. Our determination will be final and binding on all parties. Any units of TMEDS withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange consideration will be issued in exchange unless the units of TMEDS so withdrawn are validly re-tendered and accepted for exchange. Any units of TMEDS that have been tendered but which are effectively withdrawn will be credited by the exchange agent to the appropriate account at DTC without expense to the withdrawing person promptly after withdrawal. Properly withdrawn units of TMEDS may be re-tendered by following the procedures described above under “—Procedures for Tendering Units of TMEDS” at any time prior to the expiration date of the exchange offer.

Acceptance; Exchange of Units of TMEDS

We will issue the shares of common stock to be issued in the exchange offer upon the terms of the exchange offer and applicable law in exchange for units of TMEDS validly tendered in the exchange offer promptly after the expiration date of the exchange offer. For purposes of the exchange offer, we will be deemed to have accepted for exchange validly tendered units of TMEDS, or defectively tendered units of TMEDS with respect to which we have waived such defect, when, as and if we give oral, confirmed in writing, or written notice of such acceptance to the exchange agent.

In all cases, issuance of shares of common stock for units of TMEDS accepted for exchange by us pursuant to the exchange offer will be made promptly after the expiration date of the exchange offer and assuming receipt by the exchange agent of:

•                  timely confirmation of a book-entry transfer of the units of TMEDS into the exchange agent’s account at DTC, pursuant to the procedures set forth in “—Procedures for Tendering Units of TMEDS” above;

•                  a properly transmitted agent’s message through ATOP; and

•                  any other documents required by the letter of transmittal.

Return of Unaccepted Unites of TMEDS

If we do not accept any units of TMEDS tendered for exchange pursuant to the exchange offer for any reason, the exchange agent will, without expense and promptly after expiration or termination of the exchange offer, credit such units of TMEDS to the account maintained at DTC from which the tendered units of TMEDS were delivered.

Exchange Agent

Global Bondholder Services Corporation has been appointed as the exchange agent for the exchange offer. We have agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses. All required documents should be sent or delivered to the exchange agent at the address set forth on the back cover of this Offer to Exchange.

Information Agent

Global Bondholder Services Corporation has been appointed as the information agent for the exchange offer. We have agreed to pay the information agent reasonable and customary fees for its services and will reimburse the information agent for its reasonable out-of-pocket expenses. Any questions and requests for assistance, or requests for additional copies of this Offer to Exchange or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the information agent at the address set forth on the back cover of this Offer to Exchange.

Financial Advisor

We have retained J.P. Morgan Securities LLC (“J.P. Morgan”) as our exclusive financial advisor in connection with the exchange offer. We have paid J.P. Morgan a customary fee for its services and have agreed to indemnify J.P. Morgan for certain liabilities. J.P. Morgan’s compensation is in no way contingent on the results or the success of the exchange offer. J.P. Morgan has not been retained to, and will not, solicit acceptances of the exchange offer or make any recommendation with respect thereto.

The financial advisor and its affiliates have rendered and may in the future render various investment banking, lending and commercial banking services and other advisory services to us and our subsidiaries. The financial advisor has received, and may in the future receive, customary compensation from us and our subsidiaries for such services. The financial advisor may from time to time hold units of TMEDS and shares of our common stock in their proprietary accounts, and, to the extent it owns units of TMEDS in these accounts at the time of its exchange offer, the financial advisor may tender such units of TMEDS. During the course of the exchange offer, the financial advisor may trade shares of our common stock and units of TMEDS, for its own account or for the accounts of its customers. As a result, the financial advisor may hold a long or short position in our common stock or our TMEDS.

Solicitation

The exchange offer is being made by us in the United States in reliance on the exemption from the registration requirements of the Securities Act, afforded by Section 3(a)(9) thereof. We, therefore, will not pay any commission or other remuneration to any broker, dealer, salesman or other person for soliciting tenders of units of TMEDS. We have not retained any dealer, manager or other agent to solicit tenders with respect to the exchange offer. The exchange agent will mail any solicitation materials on our behalf.

In connection with the exchange offer, our directors and officers and those of our respective affiliates may solicit tenders by use of the mails, personally or by telephone, facsimile, telegram, electronic communication or other similar methods. Members of our board of directors and our officers will not be specifically compensated for these services.

We are making the exchange offer to all holders of outstanding units of TMEDS. We are not aware of any jurisdiction in which holders of the TMEDS are located in which the making of the exchange offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the exchange offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law. If, after such good faith effort, we cannot comply with any such law, the exchange offer will not be made to, nor will tenders of units of TMEDS be accepted from or on behalf of, the holders of units of TMEDS residing in any such jurisdiction.

Canadian Securities Law Considerations

The exchange offer is being made by us in Canada in reliance on the foreign issuer bid exemption set out in Section 4.10 of Multilateral Instrument 52-104 — Take-Over Bids and Issuer Bids.  The issue of our shares of common stock pursuant to the exchange offer will constitute a distribution of securities that are exempt from the prospectus requirements of applicable Canadian securities laws.  The shares of common stock to be issued pursuant to the exchange offer may be resold in each province and territory of Canada, provided that: (i) the Company is a reporting issuer in a jurisdiction of Canada for the four months immediately preceding the trade; (ii) the trade is not a “control distribution” as defined in National Instrument 45—102 — Resale of Securities; (iii) no unusual effort is made to prepare the market or create a demand for those securities; (iv) no extraordinary commission or consideration is paid in respect of that trade; and (v) if the selling security holder is an “insider” or “officer” of the Company (as such terms are defined by applicable Canadian securities laws), the insider or officer has no reasonable grounds to believe that the Company is in default of applicable Canadian securities laws. Each holder of outstanding TMEDS is urged to consult the holder’s professional advisors with respect to restrictions applicable to trades in shares of the common stock under applicable securities laws.

Fees and Expenses

We will bear the fees and expenses of soliciting tenders for the exchange offer. We are making the principal solicitation by mail and overnight courier. However, where permitted by applicable law, additional solicitations may be made by facsimile, telephone or in person by officers and regular employees of ours and those of our affiliates. We will also pay the exchange agent and the information agent reasonable and customary fees for their services and will reimburse them for their reasonable out-of-pocket expenses. We will indemnify each of the exchange agent and the information agent against certain liabilities and expenses in connection therewith, including liabilities under the federal securities laws.

Transfer Taxes

Holders who tender their units of TMEDS for exchange will not be obligated to pay any transfer taxes. If, however:

•                  shares of our common stock are to be delivered to, or issued in the name of, any person other than the registered owner of the tendered units of TMEDS; or

•                  the units of TMEDS are registered in the name of any person other than the person signing the letter of transmittal,

then the amount of any transfer taxes, whether imposed on the registered owner or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption from them is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

No Appraisal Rights

No appraisal or dissenters’ rights are available to holders of units of TMEDS under applicable law in connection with the exchange offer.

Accounting Treatment

As consideration for the exchange of the units of TMEDS, we will issue shares of our common stock. We will record as a decrease to shareholders’ equity the fair value of the fees and expenses incurred by us in connection with the exchange offer, which we estimate will be approximately $650,000. Though each outstanding unit of TMEDS is being treated as one unit for purposes of this offer, the accounting treatment considers each component of each unit of TMEDS, a prepaid common stock purchase contract and a senior amortizing note, separately. For the prepaid common stock purchase contract, we will record an increase to common stock and will record a decrease to additional paid-in capital equal to the value of the shares issued in exchange for the prepaid common stock purchase contract. For the senior amortizing note, we will recognize in income the difference between consideration offered for extinguishment of the debt, which we estimate to be approximately $7.5 million (net of fees and expenses incurred by us in connection with the exchange offer), and the net carrying amount of extinguished debt, which we estimate to be $16.1 million (including unamortized debt issuance costs). The excess of the net carrying amount of the senior amortizing notes over the fair value of consideration offered to extinguish the senior amortizing notes will be added to net earnings to arrive at net earnings available to common shareholders in the calculation of earnings per share.

Subsequent Repurchases of Units of TMEDS

Whether or not the exchange offer is consummated, we or our affiliates may from time to time, subject to applicable law, acquire units of TMEDS, other than pursuant to the exchange offer, through open market purchases, privately negotiated transactions, tender offers, exchange offers or otherwise, upon such terms and at such prices as we may determine, which may be more or less than the Exchange Ratio to be paid pursuant to the exchange offer and could be for cash or other consideration.

COMPARISON OF RIGHTS BETWEEN THE TMEDS AND OUR COMMON STOCK

The following describes the material differences between the rights of holders of the units of TMEDS and holders of shares of our common stock. While we believe that the description covers the material differences between the units of TMEDS and our common stock, this summary may not contain all of the information that is important to you. You should carefully read this entire Offer to Exchange and the other documents we refer to for a more complete understanding of the differences between being a holder of units of TMEDS and a holder of shares of our common stock.

Governing Documents

As a holder of TMEDS, your rights are currently set forth in (i) that certain purchase contract agreement, dated as of May 11, 2012, among the Company, Wells Fargo Bank, National Association, as purchase contract agent, as attorney-in-fact for the holders from time to time as provided therein, and as U.S. Trustee under the Indenture referred to herein (in its capacity as trustee, the “U.S. Trustee”), and Valiant Trust Company, as Canadian Trustee (the “Canadian Trustee” and, together with the U.S. Trustee, the “Trustees”) and incorporated by reference herein from Exhibit 4.5 to our Form 8-K filed with the SEC on May 11, 2012 (the “Purchase Contract Agreement”), (ii) that certain indenture, dated as of May 11, 2012, between the Company and the U.S. Trustee, and incorporated by reference herein from Exhibit 4.1 to our Form 8-K filed with the SEC on May 11, 2012 (the “Base Indenture”), and (iii) that certain third supplemental indenture, dated as of May 11, 2012, among the Company and the Trustees, and incorporated by reference herein from Exhibit 4.4  to our Form 8-K filed with the SEC on May 11, 2012 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

After completion of the exchange offer, holders of shares of our common stock will have their rights set forth in, and may enforce their rights under Notice of Articles dated October 21, 2013, Certificate of Continuation dated July 29, 2008, as amended, and Articles of Continuance effective July 21, 2008, as amended (collectively, our “Articles”), all of which have been filed with the SEC as exhibits to our Registration Statement on Form S-3 filed with the SEC on March 13, 2014 and incorporated by reference herein and filed on SEDAR, and appropriate provisions of the Business Corporations Act (British Columbia) (the “BCBCA”).

Cash Payments

Holders of TMEDS are entitled to receive quarterly cash payments equivalent to a 6.50% cash distribution per year on the $25 stated amount per unit of TMEDS (equivalent to equal quarterly installments of $0.406250 per amortizing note).  See “Description of the TMEDS,” “Description of the Purchase Contracts,” and “Description of the Amortizing Notes.”

Subject to the rights of any first preferred shares of the Company, the holders of shares of our common stock are entitled to receive dividends if, when and as declared by our board of directors from time to time. However, we have not declared or paid any dividends on our common stock since the date of our formation. Currently, we intend to retain our earnings, if any, to finance the growth and development of our business and have no present intention of paying dividends or making any other distributions in the foreseeable future. In addition, the indentures governing our senior notes contain covenants restricting our ability to pay dividends to our shareholders.

Ranking

In the event of our liquidation, dissolution or winding up, our common stock would rank below our senior notes and the amortizing note component of our outstanding TMEDS and are subject to the rights, privileges, restrictions and conditions attaching to any other class of securities of the Company. As a result, holders of our common stock are not entitled to receive any payment or other distribution of assets upon the liquidation or dissolution until after our obligations to our debt holders have been satisfied.

Mandatory Conversion & Conversion Rights

Each unit of TMEDS, unless previously converted, will automatically convert on May 15, 2015 into not more than 5.3879 shares of our common stock and not less than 4.5855 shares of our common stock, based upon the applicable settlement rate and the applicable market value of our common stock at such time, as more fully described under “Description of the TMEDS.”

However, each TMED may be separated into its constituent purchase contract and amortizing note on any business day up to, but excluding, the third scheduled trading day immediately preceding the mandatory settlement date. At any time prior to 5:00 p.m., New York City time, on the third scheduled trading day immediately preceding the mandatory settlement date, a holder may also settle all of its purchase contracts early, as more fully described under “Description of the Purchase Contracts.”

Listing

The TMEDS were first issued on May 11, 2012 and are listed and traded on the New York Stock Exchange under the symbol “TC-PT.” Our common stock is listed and traded on the New York Stock Exchange under the symbol “TC” and on the Toronto Stock Exchange under the symbol “TCM”.

Voting Rights

Holders of TMEDS have no voting rights unless holders of TMEDS exercise their conversion rights and receive our common stock in respect thereof, as more fully described herein, in which case they will hold common stock and have the same voting rights as our other holders of common stock.

Holders of shares of our common stock are entitled to receive notice of, attend and vote at any meeting of the Company’s shareholders, except meetings where only holders of a specified class of shares are entitled to vote. The shares of common stock carry one vote per share.

DESCRIPTION OF COMMON STOCK

As used in this section, the terms “Company,” “we,” “our,” “ours,” and “us” refer to Thompson Creek Metals Company Inc. only, and not to its subsidiaries.

The following description of our common stock is a summary and is not complete. You should carefully review the provisions of our Articles, all of which have been filed with the SEC as exhibits to our registration statement dated as of March 13, 2014 and filed with the SEC on March 13, 2014 and filed on SEDAR, and incorporated by reference herein, and appropriate provisions of the BCBCA.

Our Common Stock

Issuing Stock.  Our board of directors is permitted to issue an unlimited number of shares of common stock and an unlimited number of first preferred shares with any rights, preferences and privileges as they may designate.

Voting Rights.  Holders of shares of our common stock are entitled to receive notice of any meetings of our shareholders, to attend and to cast one vote per share of common stock at all such meetings. Holders of shares of our common stock do not have cumulative voting rights with respect to the election of directors and, accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all directors standing for election.

Rights Upon Liquidation, Dissolution or Winding Up.  Upon our liquidation, dissolution or winding up, holders of shares of our common stock are entitled to receive, on a pro-rata basis, our net assets after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority to or on a pro-rata basis with the holders of shares of our common stock with respect to dividends or liquidation.

Other Provisions.  Shares of our common stock do not carry any preemptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions. There are no provisions of British Columbia law or our Articles that impose any limitation on the rights of shareholders to hold or vote shares of our common stock by reason of their not being residents of Canada.

Anti-Takeover Effects of Provisions of our Articles and of Canadian Securities Laws

Provisions of our Articles and of the Canadian securities laws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that our shareholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

We are subject to Canadian securities laws, which regulate takeover bids and are designed to establish a clear and predictable framework for the conduct of takeover bids to achieve the objectives of equal treatment to shareholders, provision of adequate information, and an open and even-handed process that does not unfairly discriminate among, or exert pressure on, shareholders. In achieving these objectives, the Canadian securities laws can be prohibitive to takeover bids and among other things:

•                  prohibit offers to acquire 20% or more of a class of our stock without following the takeover bid rules and procedures;

•                  require that a takeover bid offer all shareholders of the same class of stock the identical consideration, and that the takeover bid be made to all shareholders;

•                  require an offeror to prepare and send a fulsome information document related to the offer and the business of the offeror, and must ensure that all shareholders receive the same information during the course of a takeover bid; and

•                  require an offeror to, before making a takeover bid, make adequate arrangements to ensure that the required funds to complete the takeover bid are available.

The BCBCA, to which we are subject, provides a shareholder with the right to seek relief from the Supreme Court of British Columbia if our affairs are being conducted in a manner oppressive to one or more shareholders or a resolution of shareholders has or will be passed that is unfairly prejudicial.

Limitations on Liability and Indemnification of Officers and Directors

Under the BCBCA, among other things, directors of a Company who vote for or consent to a resolution that authorizes the Company to do any of the following are jointly and severally liable to restore to the Company any amount paid or distributed as a result and not otherwise recovered by the Company: (i) the payment of compensation to any person in connection with any business that we are restricted from engaging in, as stipulated by our Articles; (ii) the payment of any unreasonable commission or discount to a person in connection with procuring or agreeing to procure purchasers for our shares, purchasing or agreeing to purchase our shares from the Company or from any other person; (iii) the payment of dividend when we are insolvent or when doing so would render us insolvent; (iv) the purchase, redemption, or acquisition of any of our shares when we are insolvent or such purchase, redemption or acquisition would render us insolvent; or (v) the payment or giving of an indemnity when we would otherwise be prevented under the BCBCA. A legal proceeding to enforce any such liability may not be commenced more than two years after the date of the applicable resolution. A director will be excused from liability where the director has relied in good faith on (i) our financial statements represented to the director by one of our officers or in a written report of our auditor to fairly reflect our financial position; (ii) the written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to the statement made by that person; (iii) a statement of fact represented to the director by one of our officers to be correct; or (iv) any record, information or representation that, although forged, fraudulently made, or inaccurate, the court considers that provides reasonable grounds for the actions of the director. A director is similarly not liable under the BCBCA if the director did not know and could not reasonably have known that the act done by the director or authorized by the resolution voted for or consented to by the director was contrary to the BCBCA.  Furthermore, under the BCBCA, the articles of a company may provide for the transfer of powers and liabilities of the directors, in whole or in part, to other persons.

Under the BCBCA, a company may do one or both of the following: (I) indemnify an “eligible party”, which is defined as an individual who: (a) is or was a director or officer of the Company; (b) is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the Company; or (ii) at the request of the Company; or (c) at the request of the Company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity, against all judgments, penalties or fines awarded or imposed in, or amount paid in settlement of, an eligible proceeding (as defined below) (“eligible penalties”) to which the eligible party is or may be liable; and/or (II) after the final disposition of an eligible proceeding, pay the costs, charges and expenses, including legal and other fees, but not including judgments, penalties, fines or amounts paid in settlement of a proceeding (as defined below) (“expenses”) actually and reasonably incurred by an eligible party in respect of that legal proceeding or investigative action whether current, threatened, pending or completed (a “proceeding”).  An “eligible proceeding” is defined as a proceeding in which an eligible party (or any of the heirs or other legal representatives of the eligible party) by reason of such individual being or having been an officer or director of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation, (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

Subject to certain exceptions set forth in the BCBCA, a company must, after the final disposition of an eligible proceeding, pay all expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding. Among other circumstances, a company must not indemnify an eligible party if, in relation to the subject matter of the eligible proceeding, such eligible party did not act honestly and in good faith with a view to the best interests of the Company or in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that his or her conduct in respect of which the proceeding was brought was lawful. Further, a company cannot indemnify or cover the expenses of any eligible party in respect of any proceeding brought by or on behalf of the Company or by or on behalf of an associated corporation.  Despite any other provision, and whether or not payment of expenses or indemnification has been sought, authorized or declined, the Supreme Court of British Columbia may, among other things, on the application of the Company or an eligible party, order indemnification of any liability or expense incurred by such individual.

We maintain a policy of directors’ and officers’ liability insurance that insures directors, officers, former directors and officers, and persons who act or acted at our request as a director or officer of a corporation in which we are or were a shareholder or creditor, and their respective heirs and legal representatives for losses as a result of claims against our directors and officers in their capacity as directors and officers, and also reimburses us for payments made pursuant to the indemnity provisions under our Articles and the BCBCA.

DESCRIPTION OF THE TMEDS

As used in this section, the terms “Company,” “we,” “our,” “ours,” and “us” refer to Thompson Creek Metals Company Inc. only, and not to its subsidiaries.

The following summary of the terms of the TMEDS, the summary of the terms of the purchase contracts set forth under the caption “Description of the Purchase Contracts” and the summary of the terms of the amortizing notes set forth under the caption “Description of the Amortizing Notes” in this Offer to Exchange contain a description of all of the material terms of the TMEDS and their components but are not complete. We refer you to:

•                  the Purchase Contract Agreement (incorporated by reference herein);

•                  the Base Indenture (incorporated by reference herein); and

•                  the Third Supplemental Indenture, pursuant to which the amortizing notes were issued (incorporated by reference herein).

Components of the TMEDS

Each unit of TMEDS offered is a unit composed of:

•                  a prepaid purchase contract issued by us pursuant to which we will deliver to a holder, not later than 5:00 pm, New York City time, on May 15, 2015 (the “mandatory settlement date”), a number of shares of our common stock per prepaid purchase contract equal to the settlement rate described below under “Description of the Purchase Contracts—Delivery of Common Stock”; and

•                  a senior amortizing note issued by us with an initial principal amount of $4.075312 that pays equal quarterly installments of $0.406250 per amortizing note, which cash payments in the aggregate would be equivalent to a 6.50% cash distribution per year on the $25 stated amount per unit of TMEDS.

Unless previously settled at a holder’s option as described in “Description of the Purchase Contracts—Early Settlement” or “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change,” we will deliver to such holder not more than 5.3879 shares of our common stock and not less than 4.5855 shares of our common stock, no par value (the “common stock”), on the mandatory settlement date, based upon the applicable settlement rate (as defined below), which is subject to adjustment as described herein, and the applicable market value (as defined below) of our common stock, as described below under “Description of the Purchase Contracts—Delivery of Common Stock.”

Each amortizing note had on issuance an initial principal amount of $4.075312. On each February 15, May 15, August 15 and November 15, we pay equal quarterly installments of $0.406250 on each amortizing note. Each installment constitutes a payment of interest (at an annual rate of 11.68%) and a partial repayment of principal of the amortizing note, allocated as set forth on the amortization schedule set forth under “Description of the Amortizing Notes—Amortization Schedule.”

The stated amount of each unit of TMEDS must be allocated between the amortizing note and the purchase contract based upon their relative fair market values. We determined that the fair market value of each amortizing note at issuance was $4.075312 and the fair market value of each purchase contract was $20.924688.

Separating and Recreating TMEDS

Upon the conditions and under the circumstances described below, a holder of a unit of TMEDS has the right to separate a unit of TMEDS into its component parts, and a holder of a separate purchase contract and a separate amortizing note has the right to combine the two components to recreate a unit of TMEDS.

Separating TMEDS

On any business day excluding the third scheduled trading day immediately preceding the mandatory settlement date, a holder has the right to separate the unit of TMEDS into its constituent purchase contract and amortizing note (which we refer to as a “separate purchase contract” and a “separate amortizing note,” respectively, and which will thereafter trade under their respective CUSIP numbers), in which case that unit of TMEDS will cease to exist. If a holder beneficially owns a unit of TMEDS, such holder may separate it into its separate purchase contract and separate amortizing note by delivering written instructions to such holder’s participant to notify DTC through DTC’s Deposit/Withdrawal at Custodian (“DWAC”) system of such holder’s desire to separate the TMEDS. Holders who elect to separate the purchase contract and amortizing note shall be responsible for any fees or expenses payable in connection with such separation.

Separate purchase contracts and separate amortizing notes are transferable independently from each other.

“Business day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or the place of payment are authorized or required by law to close.

Recreating TMEDS

On any business day up to, but excluding the third scheduled trading day immediately preceding the mandatory settlement date, a holder may recreate a unit of TMEDS from such holder’s separate purchase contract and separate amortizing note. If a holder beneficially owns a separate purchase contract and a separate amortizing note, such holder may recreate a unit of TMEDS by delivering written instruction to such holder’s participant to notify DTC through DTC’s DWAC system of such holder’s desire to recreate the unit of TMEDS. Holders who elect to recreate TMEDS shall be responsible for any fees or expenses payable in connection with such recreation.

Global Securities

A holder’s TMEDS, purchase contract and amortizing note are represented by global securities registered in the name of a nominee of DTC. A holder will not be entitled to receive definitive physical certificates for such holder’s TMEDS, purchase contracts or amortizing notes, except under the limited circumstances described in the Prospectus Supplement to the prospectus dated May 7, 2012 (U.S.) and the prospectus dated April 19, 2012 (Canadian), dated as of May 7, 2012 and filed with the SEC on May 8, 2012.  Beneficial interests in a unit of TMEDS and, after separation, the separate purchase contract and separate amortizing note will be shown on and transfers will be effected through direct or indirect participants in DTC. In order to separate a holder’s TMEDS into their component parts, such holder must deliver written instruction to the broker or other direct or indirect participant through which such holder holds an interest in the TMEDS (the “participant”) to notify DTC through DTC’s DWAC System of such holder’s election to separate the TMEDS.

Deemed Actions by Holders by Acceptance

Each holder of TMEDS or separate purchase contracts, by acceptance of such securities, has:

•                  irrevocably authorized and directed the purchase contract agent to execute and deliver on its behalf and perform the Purchase Contract Agreement on its behalf, and appointed the purchase contract agent as its attorney-in-fact for any and all such purposes;

•                  in the case of a purchase contract that is a component of a unit of TMEDS, or that is evidenced by a separate purchase contract, irrevocably authorized and directed the purchase contract agent to execute, deliver and hold on its behalf the separate purchase contract or the component purchase contract evidencing such purchase contract, and appointed the purchase contract agent as its attorney-in-fact for any and all purposes;

•                  consented to the provisions of the Purchase Contract Agreement;

•                  represented that its acquisition of the TMEDS or separate purchase contract, as the case may be, and its holding of the same satisfy the applicable fiduciary requirements of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if any, and that it is entitled to exemption relief from the prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”) in accordance with one or more prohibited transaction exemptions or that such acquisition otherwise will not result in a non-exempt prohibited transaction;

•                  in the case of a holder of a unit of TMEDS, agreed, for all purposes, including Canadian and U.S. federal income tax purposes, agreed to treat:

•                  a unit of TMEDS as an investment unit composed of two separate instruments, in accordance with its form;

•                  the amortizing notes as our indebtedness; and

•                  the allocation of the $25 stated amount per unit of TMEDS between the purchase contract and the amortizing note so that such holder’s initial tax basis in each purchase contract was $20.924688 and such holder’s initial tax basis in each amortizing note was $4.075312; and

•                  agreed to be bound by the terms and provisions of the Purchase Contract Agreement.

Listing of Securities

The TMEDS are listed on the New York Stock Exchange under the symbol “TC-PT,” and our common stock is listed on the New York Stock Exchange under the symbol “TC” and on the Toronto Stock Exchange under the symbol “TCM.”

Title

We and the purchase contract agent may treat the registered owner of any unit of TMEDS or separate purchase contracts or separate amortizing notes, as the case may be, as the absolute owner of such unit of TMEDS or separate purchase contracts or separate amortizing notes for the purpose of settling the related purchase contracts and for all other purposes.

Accounting for the TMEDS

We record the issuance of the purchase contract portion of the TMEDS as additional paid-in-capital, net of issuance costs of the purchase contracts, in our financial statements. We also record the amortizing notes portion of the TMEDS as long-term debt and the issuance costs of the amortizing notes as a prepaid expense, which will be amortized over the term of the amortizing notes. We allocate the proceeds from the issuance of the TMEDS to the purchase contracts and amortizing notes based on the relative fair values of the respective components, determined as of the date of issuance of the TMEDS.

Any changes to the value of the debt component will be disclosed in our financial statements but will not be reflected in our calculation of net income.

The shares of common stock issuable upon settlement of the purchase contract portion of the TMEDS may result in dilution to our earnings per share. Based on current U.S. GAAP, we expect that our earnings per share calculations will reflect, to the extent not anti-dilutive, the shares issuable upon settlement of the purchase contracts. For purposes of determining the number of shares included in the calculation, we intend to use the average market prices for our shares of common stock over the applicable accounting periods.

Replacement of TMEDS Certificates

In the event that physical certificates evidencing the TMEDS have been issued, we will replace any mutilated TMEDS certificate, at the expense of the holder, upon surrender of the certificate to the purchase contract agent. We will replace TMEDS certificates that become destroyed, lost or stolen, at the expense of the holder, upon delivery to us and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to us, the purchase contract agent and the U.S. Trustee. In the case of a destroyed, lost or stolen TMEDS certificate, an indemnity satisfactory to us, the purchase contract agent and the U.S. Trustee may be required at the expense of the registered holder of the TMEDS before a replacement will be issued.

Notwithstanding the foregoing, we will not be obligated to replace any TMEDS certificates on or after the third business day immediately preceding the mandatory settlement date or any early settlement date. In those circumstances, the Purchase Contract Agreement will provide that, in lieu of the delivery of a replacement TMEDS certificate, the purchase contract agent, upon delivery of the evidence and indemnity described above, will deliver the shares of common stock issuable pursuant to the purchase contracts included in the TMEDS evidenced by the certificate.

Miscellaneous

The Purchase Contract Agreement provides that we will pay all fees and expenses related to the enforcement by the purchase contract agent of the rights of the holders of the TMEDS or the separate purchase contracts.

Should a holder elect to separate or recreate TMEDS, such holder will be responsible for any fees or expenses payable in connection with that separation or recreation and we will have no liability therefor.

DESCRIPTION OF THE PURCHASE CONTRACTS

As used in this section, the terms “Company,” “we,” “our,” “ours,” and “us” refer to Thompson Creek Metals Company Inc. only, and not to its subsidiaries.

Each purchase contract, which initially forms a part of a unit of TMEDS and which, at a holder’s option on any business day up to, but excluding the third scheduled trading day immediately preceding the mandatory settlement date, can be transferred separately from the amortizing note also forming a part of a unit of TMEDS, will be issued pursuant to the Purchase Contract Agreement.

The following summary of the terms of the purchase contracts contains a description of all of the material terms of the purchase contracts but is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Purchase Contract Agreement, including the definitions in the Purchase Contract Agreement of certain terms.

Delivery of Common Stock

Unless previously settled early at a holder’s option, for each purchase contract we will deliver to such holder on May 15, 2015 (the “mandatory settlement date”) a number of shares of our common stock calculated as described below. The number of shares of our common stock issuable upon settlement of each purchase contract (the “settlement rate”) will be determined as follows:

•                  if the applicable market value of our common stock is equal to or greater than $5.45 (the “threshold appreciation price”), then such holder will receive 4.5855 shares of common stock for each purchase contract (the “minimum settlement rate”);

•                  if the applicable market value of our common stock is less than the threshold appreciation price of $5.45 but greater than $4.64 (the “reference price”), then such holder will receive a number of shares of common stock for each purchase contract equal to the TMEDS stated amount of $25, divided by the applicable market value; and

•                  if the applicable market value of our common stock is less than or equal to the reference price of $4.64, then such holder will receive 5.3879 shares of common stock for each purchase contract (the “maximum settlement rate”).

The maximum settlement rate, minimum settlement rate, the reference price and the threshold appreciation price are each subject to adjustment as described under “—Adjustments to the Fixed Settlement Rates” below. Each of the minimum settlement rate and the maximum settlement rate is referred to as a “fixed settlement rate.”

The threshold appreciation price, which is $5.45, represents an appreciation of approximately 17.5% over the reference price.

For illustrative purposes only, the following table shows the number of shares of our common stock issuable upon settlement of a purchase contract at the assumed applicable market values, based on the reference price of $4.64 and the threshold appreciation price of $5.45. The table assumes that there will be no adjustments to the fixed settlement rates described under “—Adjustments to the Fixed Settlement Rates” below and that the holders do not elect to settle early as described under “—Early Settlement” or “—Early Settlement upon a Fundamental Change” below. We cannot assure holders that the actual applicable market value will be within the assumed range set forth below. The reference price is $4.64.

A holder of a unit of TMEDS or a separate purchase contract, as applicable, will receive on the mandatory settlement date the following numbers of shares of our common stock for each such unit of TMEDS or separate purchase contract, at the following assumed applicable market values:

Assumed Applicable Market Value	Number of Shares of Common Stock
$2.00	5.3879
$3.00	5.3879
$4.00	5.3879
$4.64	5.3879
$5.00	5.0000
$5.45	4.5855
$6.00	4.5855
$7.00	4.5855
$8.00	4.5855
$9.00	4.5855
$10.00	4.5855
$11.00	4.5855
$12.00	4.5855
$13.00	4.5855
$14.00	4.5855
$16.00	4.5855
$18.00	4.5855
$20.00	4.5855

As the above table illustrates, if, on the mandatory settlement date, the applicable market value is greater than or equal to the threshold appreciation price of $5.45, we would be obligated to deliver 4.5855 shares of common stock for each purchase contract. As a result, a holder would receive only approximately 17.5% of the appreciation in market value of the shares of our common stock that such holder would have received had such holder purchased $25 worth of shares of our common stock at the reference price.

If, on the mandatory settlement date, the applicable market value is less than the threshold appreciation price of $5.45 but greater than the reference price of $4.64, we would be obligated to deliver a number of shares of our common stock on the mandatory settlement date equal to $25, divided by the applicable market value. As a result, we would retain all appreciation in the market value of our common stock underlying each purchase contract since the date of initial issuance of the TMEDS.

If, on the mandatory settlement date, the applicable market value is less than or equal to the reference price of $4.64, we would be obligated to deliver upon settlement of the purchase contract 5.3879 shares of common stock for each purchase contract, regardless of the market price of our common stock. As a result, a holder would realize the entire loss on the decline in market value of the common stock underlying each purchase contract since the date of initial issuance of the TMEDS.

Because the applicable market value of our common stock is determined over the 20 trading days (as defined below) ending on, and including, the third trading day immediately preceding the mandatory settlement date, the number of shares of our common stock delivered for each purchase contract may be greater than or less than the number that would have been delivered based on the closing price of our common stock on the last trading day in such 20 trading day period. In addition, a holder will bear the risk of fluctuations in the market price of the shares of common stock deliverable upon settlement of the purchase contracts between the end of such period and the date such shares are delivered.

The term “applicable market value” means the average of the daily VWAPs of our common stock for the 20 consecutive trading days ending on, and including, the third trading day immediately preceding the mandatory settlement date.

The term “daily VWAP” of our common stock means, on any date of determination, the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg page “TC US <equity> AQR” (or its equivalent successor, as determined by us in good faith, if such page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such volume-weighted average price is unavailable for such trading day, the market price of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us).

The term “trading day” means a day on which:

•                  there is no “market disruption event” (as defined below); and

•                  trading in our common stock generally occurs on the New York Stock Exchange or, if our common stock is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading.

If our common stock is not listed or admitted for trading as described in the immediately preceding bullet, “trading day” means a “business day.”

The term “market disruption event” means:

•                  a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session; or

•                  the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock.

“Scheduled trading day” means a day that is scheduled to be a trading day. If our common stock is not listed or admitted for trading, “scheduled trading day” means a “business day.”

On the mandatory settlement date, our common stock will be issued and delivered to a holder or such holder’s designee, upon:

•                  if the TMEDS that include such purchase contracts or such separate purchase contracts are held in global form, surrender of such global securities in compliance with the standing arrangements between DTC and the purchase contract agent; if the TMEDS that include such purchase contracts or such separate purchase contracts are held in certificated form, surrender of such definitive securities; and

•                  payment by such holder of any transfer or similar taxes payable in connection with the issuance of our common stock to any person other than such holder.

Prior to 5:00 p.m., New York City time, on the last trading day of the 20 trading day period during which the applicable market value is determined, the shares of common stock underlying each purchase contract will not be outstanding, and a holder of such purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract. The person in whose name any shares of our common stock shall be issuable upon settlement of a purchase contract on the mandatory settlement date will become the holder of record of such shares as of 5:00 p.m., New York City time, on the last trading day of the 20 consecutive trading day period during which the applicable market value is determined.

We will pay any documentary, stamp or similar issue or transfer tax due to the issue of any shares of our common stock upon settlement of the purchase contracts on the applicable settlement date, unless the tax is due because a holder requests any shares to be issued in a name other than such holder’s name, in which case the holder will pay the tax.

Early Settlement

At any time prior to 5:00 p.m., New York City time on the third scheduled trading day immediately preceding the mandatory settlement date, a holder of TMEDS or a holder of separate purchase contracts, may elect to settle such holder’s purchase contracts early, in whole or in part, and receive a number of shares of our common stock per purchase contract equal to the minimum settlement rate, subject in either case to adjustment as described under “Description of the Purchase Contracts—Adjustments to the Fixed Settlement Rates.” For the avoidance of doubt, the preceding sentence shall have no effect on the fundamental change early settlement rate. (If a holder elects to settle such holder’s purchase contracts early in connection with a fundamental change, such holder will receive upon settlement of such holder’s purchase contracts a number of shares of our common stock based on the “fundamental change early settlement rate” as described under “—Early Settlement upon a Fundamental Change.”)

A holder’s right to receive our common stock upon early settlement of such holder’s purchase contract is subject to:

•                  delivery of a written and signed notice of election (an “early settlement notice”) in the form attached to the purchase contract to the purchase contract agent electing early settlement of such holder’s purchase contract;

•                  if the TMEDS that include such purchase contracts or such separate purchase contracts are held in global form, surrender of such global securities in compliance with the standing arrangements between DTC and the purchase contract agent; if the TMEDS that include such purchase contracts or such separate purchase contracts are held in certificated form, surrender of such definitive securities; and

•                  payment by such holder of any transfer or similar taxes payable in connection with the issuance of our common stock to any person other than such holder.

Upon compliance with the requirements described in the immediately preceding paragraph, a holder will receive the applicable number of shares of our common stock (and cash in lieu of fractional shares) as a result of such holder’s exercise of such holder’s right to early settle on the third business day following the early settlement date.

If a holder complies with the requirements for effecting early settlement of such holder’s purchase contracts prior to 5:00 p.m., New York City time, on any business day, then that day will be considered the “early settlement date.” If a holder complies with such requirements on or after 5:00 p.m., New York City time, on any business day or at any time on a day that is not a business day, then the next business day will be considered the “early settlement date.”

The person in whose name any shares of our common stock shall be issuable upon such early settlement of a purchase contract will become the holder of record of such shares as of 5:00 p.m., New York City time, on the relevant early settlement date.

Upon early settlement of the purchase contract component of a unit of TMEDS, a separate amortizing note representing the amortizing note component of such unit of TMEDS will be issued in the manner set forth herein and beneficially owned by, or registered in the name of, as the case may be, the holder thereof.

Early Settlement upon a Fundamental Change

If a “fundamental change” occurs and a holder elects to settle such holder’s purchase contracts early in connection with such fundamental change, such holder will receive a number of shares of our common stock or cash, securities or other property, as applicable, based on the “fundamental change early settlement rate,” as described below. An early settlement will be deemed for these purposes to be “in connection with” such fundamental change if a holder delivers such holder’s early settlement notice to the purchase contract agent, and otherwise satisfies the requirements for effecting early settlement of such holder’s purchase contracts, during the period beginning on, and including, the effective date of the fundamental change and ending 5:00 p.m., New York City time, on, and including, the 30th business day thereafter (or, if earlier, the third scheduled trading day immediately preceding the mandatory settlement date) (the “fundamental change early settlement period”). We refer to this right as the “fundamental change early settlement right.”

A holder’s right to our common stock or cash, securities or other property as applicable, upon early settlement in connection with a fundamental change is subject to compliance with the conditions described under “—Early Settlement.”

Upon compliance with the requirements described above, a holder will receive the shares of our common stock (and cash in lieu of fractional shares), or cash, securities or other property, as applicable, as a result of such holder’s exercise of the fundamental change early settlement right on the third business day following the fundamental change early settlement date.

If a holder complies with the requirements for effecting early settlement of such holder’s purchase contracts in connection with a fundamental change prior to 5:00 p.m., New York City time, on any business day, then that day will be considered the “fundamental change early settlement date.”

We will provide the purchase contract agent, the U.S. Trustee and the holders of TMEDS and separate purchase contracts with a written notice of a fundamental change within five business days after its occurrence, issue a press release announcing such effective date and post such press release on our web site. The notice will also set forth, among other things:

•                  the applicable fundamental change early settlement rate;

•                  if not solely our common stock, the kind and amount of the cash, securities and other property receivable by the holder upon settlement; and

•                  the deadline by which each holder’s fundamental change early settlement right must be exercised.

A “fundamental change” will be deemed to occur if any of the following occurs:

(a)       a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common stock representing more than 50% of the voting power of our common stock;

(b)       consummation of any consolidation, merger, amalgamation, winding up into, conversion, share exchange, recapitalization or other reorganization event of the Company, or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of us and our subsidiaries, taken as a whole, in one or more related transactions, to, any person other than one of our subsidiaries, in each case pursuant to which our common stock will be converted into or exchanged for cash, securities or other property; or

(c)       our common stock (or other common stock receivable upon settlement of a holder’s purchase contract, if applicable), is neither listed for trading on a United States national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States;

provided, however, that a fundamental change will not be deemed to have occurred if 90% or more of the consideration received by holders of our common stock, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in the transaction or transactions consists of shares of common stock that are traded on a U.S. national securities exchange or that will be so traded when issued or exchanged in connection with such transaction or transactions.

The “fundamental change early settlement rate” will be determined by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the “stock price” in the fundamental change, which will be:

•                  in the case of a fundamental change described in clause (b) above in which holders of shares of our common stock receive only cash in the fundamental change, the stock price will be the cash amount paid per share of our common stock; and

•                  in all other cases, the stock price will be the average of the daily VWAPs of our common stock for the 10 consecutive trading day period ending on the trading day immediately preceding the effective date.

The stock prices set forth in the first column of the table below will be adjusted as of any date on which any fixed settlement rate is otherwise adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the minimum settlement rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the minimum settlement rate as so adjusted. The fundamental change early settlement rate per purchase contract in the table below will be adjusted in the same manner as the fixed settlement rates as set forth under “—Adjustments to the Fixed Settlement Rates.”

The following table sets forth the fundamental change early settlement rate per purchase contract for each stock price and effective date set forth below:

	Effective Date
Stock Price	May 15, 2014	May 15, 2015
$2.00	5.2511	5.3879
$3.00	5.1597	5.3879
$4.00	4.9583	5.3879
$4.64	4.8346	5.3879
$5.00	4.7764	5.0000
$5.45	4.7170	4.5855
$6.00	4.6633	4.5855
$7.00	4.6065	4.5855
$8.00	4.5823	4.5855
$9.00	4.5736	4.5855
$10.00	4.5716	4.5855
$11.00	4.5722	4.5855
$12.00	4.5735	4.5855
$13.00	4.5750	4.5855
$14.00	4.5764	4.5855
$16.00	4.5786	4.5855
$18.00	4.5803	4.5855
$20.00	4.5816	4.5855

The exact stock price and effective date may not be set forth in the table above, in which case:

•                  if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the fundamental change early settlement rate will be determined by a straight-line interpolation between the fundamental change early settlement rates set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

•                  if the stock price is greater than $20.00 per share (subject to adjustment in the same manner as the stock prices set forth in the table above), the fundamental change early settlement rate will be the minimum settlement rate; or

•                  if the stock price is less than $2.00 per share (subject to adjustment in the same manner as the stock prices set forth in the table above), the “minimum stock price,” the fundamental change early settlement rate will be determined as if the stock price equaled the minimum stock price, and using straight line interpolation, as described in the first bullet of this paragraph, if the effective date is between two effective dates in the table.

The maximum number of shares of our common stock deliverable under a purchase contract is 5.3879, subject to adjustment in the same manner as the fixed settlement rates as set forth under “—Adjustments to the Fixed Settlement Rates.”

Our obligation to settle the purchase contracts at the fundamental change early settlement rate could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

The person in whose name any shares of our common stock or other securities, if applicable, shall be issuable following the exercise of a holder’s fundamental change early settlement right will become the holder of record of such shares or other securities, if applicable, as of 5:00 p.m., New York City time, on the fundamental change early settlement date.

Upon early settlement of the purchase contract component of a unit of TMEDS upon a fundamental change, a separate amortizing note representing the amortizing note component of such unit of TMEDS will be issued in the manner set forth herein and beneficially owned by or registered in the name of, as the case may be, the holder thereof.

If a holder does not elect to exercise such holder’s fundamental change early settlement right, such holder’s purchase contracts will remain outstanding and will be subject to normal settlement on any subsequent early settlement date, fundamental change early settlement date or the mandatory settlement date.

Adjustments to the Fixed Settlement Rates

Each fixed settlement rate will be adjusted, without duplication, if certain events occur:

(1)       The issuance of our common stock as a dividend or distribution to all or substantially all holders of our common stock, or a subdivision or combination of our common stock, in which event each fixed settlement rate will be adjusted based on the following formula:

SR1 = SR0x	OS1
OS0

where,

SR0 =                 the fixed settlement rate in effect immediately prior to 5:00 pm, New York City time, on the record date (as defined below) for such dividend or distribution or immediately prior to 9:00 am, New York City time, on the effective date for such subdivision or combination, as the case may be;

SR1 =                 the fixed settlement rate in effect immediately after 5:00 pm, New York City time, on such record date or immediately after 9:00 am, New York City time, on such effective date, as the case may be;

OS0 =                 the number of shares of our common stock outstanding immediately prior to 5:00 pm, New York City time, on such record date or immediately prior to 9:00 am, New York City time, on such effective date, as the case may be (in either case, prior to giving effect to such event); and

OS1 =                 the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, subdivision or combination.

Any adjustment made under this clause (1) shall become effective immediately after 5:00 pm, New York City time, on the record date for such dividend or distribution, or immediately after 9:00 am, New York City time, on the effective date for such share subdivision or share combination, as the case may be. If any dividend or distribution of the type described in this clause (1) is not so paid or made, each fixed settlement rate shall be immediately readjusted, effective as of the date our board of directors determines not to pay such dividend or distribution, to the fixed settlement rate that would then be in effect if such dividend or distribution had not been declared.

(2)           The issuance to all or substantially all holders of our common stock of rights, options or warrants entitling them for a period expiring 60 days or less from the date of issuance of such rights, options or warrants to subscribe for or purchase shares of our common stock at less than the average of the daily VWAPs of our common stock for the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement for such distribution per share of our common stock, in which event each fixed settlement rate will be adjusted based on the following formula:

SR1 = SR0 x	(OS0 + X)
(OS0 + Y)

where,

SR0 =                 the fixed settlement rate in effect immediately prior to 5:00 pm, New York City time, on the record date for such issuance;

SR1 =                 the fixed settlement rate in effect immediately after 5:00 pm, New York City time, on such record date;

OS0 =                 the number of shares of our common stock outstanding immediately prior to 5:00 pm, New York City time, on such record date;

X =                             the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y =                             the total number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the daily VWAPs of our common stock for the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement for such distribution of our common stock.

Any adjustment made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after 5:00 pm, New York City time, on the record date for such issuance. To the extent that shares of our common stock are not delivered upon exercise of such rights, options or warrants, each fixed settlement rate shall be immediately readjusted, effective as of the date of such expiration, to the fixed settlement rate that would then be in effect had the adjustment with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of our common stock actually delivered. If such rights, options or warrants are not so issued, each fixed settlement rate shall be immediately readjusted, effective as of the date our board of directors determines not to make such issuance, to the fixed settlement rate that would then be in effect if such issuance had not been declared.

In determining whether any rights, options or warrants entitle the holders of our common stock to subscribe for or purchase shares of our common stock at less than such average of the daily VWAPs of our common stock for the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement for such distribution per share of our common stock, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration we received for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors.

(3)           The dividend or other distribution to all or substantially all holders of our common stock of shares of our capital stock (other than common stock), evidences of our indebtedness, our assets or rights, options or warrants to acquire our capital stock, our indebtedness or our assets, excluding:

•                  any dividend, distribution or issuance covered by clause (1) or (2) above or clause (4) below; or

•                  any dividend or distribution in connection with a spin-off covered by this clause (3) relating to spin-offs; and

•                  any dividends or distributions described in “—Change in the settlement rates upon a reorganization event,”

in which event each fixed settlement rate will be adjusted based on the following formula:

SR1 = SR0 x	SP0
(SP0 - FMV)

where,

SR0 =                 the fixed settlement rate in effect immediately prior to 5:00 pm, New York City time, on the record date for such dividend or distribution;

SR1 =                 the fixed settlement rate in effect immediately after 5:00 pm, New York City time, on such record date;

SP0 =                   the average of the daily VWAPs of our common stock for the 10 consecutive trading day period ending on the trading day immediately preceding the ex-date for such distribution; and

FMV =          the fair market value (as determined by our board of directors), on the ex-date for such dividend or distribution, of the shares of our capital stock, evidences of our indebtedness, our assets or rights, options or warrants so distributed, expressed as an amount per share of our common stock.

If FMV (as defined above) is equal to or greater than SP0 (as defined above) or if the difference between SP0 and FMV is less than $1.00, in lieu of the foregoing adjustment, an alternative adjustment shall be made, and to effect such adjustment, provision shall be made for each holder of a unit of TMEDS or separate purchase contract to receive, for each unit of TMEDS or purchase contract, at the same time and upon the same terms as holders of our common stock, the kind and amount of our capital stock, evidences of our indebtedness, our assets or rights, options or warrants that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum settlement rate in effect on the record date for the distribution.

Any adjustment made under the portion of this clause (3) above will become effective immediately after 5:00 pm, New York City time, on the record date for such dividend or distribution. If such distribution is not so paid or made, each fixed settlement rate shall be immediately readjusted, effective as of the date our board of directors determines not to pay the dividend or distribution, to the fixed settlement rate that would then be in effect if such dividend or distribution had not been declared.

If the transaction that gives rise to an adjustment pursuant to this clause (3) is one pursuant to which the payment of a dividend or other distribution on our common stock consists of shares of capital stock of, or similar equity interests in, a subsidiary or other business unit of the Company, (i.e., a spin-off) that are, or, when issued, will be, listed or quoted on a U.S. national securities exchange, then each fixed settlement rate will instead be adjusted based on the following formula:

SR1 = SR0 x	FMV0 + MP0
(MP0)

where,

SR0 =                 the fixed settlement rate in effect immediately prior to 5:00 pm, New York City time, on the last trading day of the 10 consecutive trading day period commencing on, and including, the effective date for the spin-off;

SR1 =                 the fixed settlement rate in effect immediately after 5:00 pm, New York City time, on the last trading day of the 10 consecutive trading day period commencing on, and including, the effective date for the spin-off;

FMV0 = the average of the daily VWAPs of the capital stock or similar equity interests distributed to holders of our common stock applicable to one share of our common stock for the 10 consecutive trading day period commencing on, and including, the effective date for the spin-off; and

MP0 =              the average of the daily VWAPs of our common stock for the 10 consecutive trading day period commencing on, and including, the effective date for the spin-off.

The adjustment to each fixed settlement rate under this portion of clause (3) will become effective immediately after 5:00 pm, New York City time, on the last trading day of the 10 consecutive trading day period commencing on, and including, the effective date for the spin-off; provided that, for purposes of determining the fixed settlement rate, in respect of any settlement during the 10 consecutive trading days commencing on, and including, the effective date for the spin-off, references within the portion of this clause (3) related to “spin-offs” to 10 consecutive trading days shall be deemed replaced with such lesser number of consecutive trading days as have elapsed between the beginning of the 10 consecutive trading day period and the relevant settlement date.

(4)           The dividend or distribution to all or substantially all holders of our common stock of exclusively cash, in which event each fixed settlement rate will be adjusted based on the following formula:

SR1 = SR0 x	SP0
(SP0 - C)

where,

SR0 =                 the fixed settlement rate in effect immediately prior to 5:00 pm, New York City time, on the record date for such dividend or distribution;

SR1 =                 the fixed settlement rate in effect immediately after 5:00 pm, New York City time, on the record date for such dividend or distribution;

SP0 =                   the average of the daily VWAPs of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the ex-date for such distribution; and

C =                             the amount in cash per share we distribute to holders of our common stock.

If C (as defined above) is equal to or greater than SP0 (as defined above) or if the difference between SP0 and C is less than $1.00, in lieu of the foregoing adjustment, an alternative adjustment shall be made, and to effect such adjustment, provision shall be made for each holder of a unit of TMEDS or separate purchase contract to receive, for each unit of TMEDS or purchase contract, at the same time and upon the same terms as holders of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum settlement rate on the record date for such cash dividend or distribution.

Any adjustment to each fixed settlement rate made pursuant to this clause (4) shall become effective immediately after 5:00 pm, New York City time, on the record date for such dividend or distribution. If any dividend or distribution described in this clause (4) is not so paid or made, each fixed settlement rate shall be immediately readjusted, effective as of the date our board of directors determines not to pay or make such dividend or distribution, to the fixed settlement rate that would then be in effect if such dividend or distribution had not been declared.

(5)           We or one or more of our subsidiaries makes purchases of our common stock pursuant to a tender offer or exchange offer by us or one of our subsidiaries for our common stock to the extent that the cash and value of any other consideration included in the payment per share of our common stock validly tendered or exchanged exceeds the average of the daily VWAP per share of our common stock for the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), in which event each fixed settlement rate will be adjusted based on the following formula:

SR1 = SR0 x	(FMV + (SP1 x OS1))
(SP1 x OS0)

where,

SR0 =                 the fixed settlement rate in effect immediately prior to 5:00 pm, New York City time, on the last trading day of the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date;

SR1 =                 the fixed settlement rate in effect immediately after 5:00 pm, New York City time, on the last trading day of the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date;

FMV = the fair market value (as determined by our board of directors) of the aggregate value of all cash and any other consideration paid or payable for shares purchased in such tender or exchange offer (the “purchased shares”);

OS1 =                 the number of shares of our common stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer on the expiration date (the “expiration time”) (after giving effect to such tender offer or exchange offer);

OS0 =                 the number of shares of our common stock outstanding immediately prior to the expiration time (prior to giving effect to such tender offer or exchange offer); and

SP1 =                   the average of the daily VWAPs of our common stock for the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date.

The adjustments to the fixed settlement rates under this clause (5) will become effective immediately after 5:00 p.m., New York City time, on the last trading day of the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date; provided that, for purposes of determining the fixed settlement rate, in respect of any settlement during the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date, references within this clause (5) to 10 consecutive trading days shall be deemed replaced with such lesser number of consecutive trading days as have elapsed between the expiration date and the relevant settlement date.

If we or one of our subsidiaries is obligated to purchase our common stock pursuant to any such tender or exchange offer but we or the relevant subsidiary is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the fixed settlement rates shall be immediately readjusted to the fixed settlement rates that would then be in effect if such tender or exchange offer had not been made.

“Ex-date” means the first date on which shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Record date” means, for purpose of this section, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock have the right to receive any cash, securities or other property or in which our common stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or by statute, contract or otherwise).

To the extent that we have a rights plan in effect with respect to our common stock on any date for determining the number of shares of our common stock issuable to a holder, such holder will receive, in addition to our common stock, the rights under the rights plan, unless, prior to the settlement of a purchase contract, the rights have separated from the common stock. Each fixed settlement rate will be adjusted at the time of separation as if we made a distribution to all or substantially all holders of our common stock as described in clause (3) above.

Change in the Settlement Rates upon a Reorganization Event

In the event of any consolidation, merger, amalgamation, winding up into, conversion, share exchange or other reorganization event or sale, assignment, conveyance, transfer, lease or other disposition of property or assets, in each case, pursuant to which our common stock is converted into or exchanged for the right to receive other securities, cash or other property (each, a “reorganization event”), then, at and after the effective time of the reorganization event, each purchase contract then outstanding will, without the consent of the holders of the purchase contracts, become a contract to purchase the kind and amount of securities, cash or other property that a holder of our common stock would have been entitled to receive in connection with such reorganization event (such securities, cash or other property, the “exchange property”).

In the event holders of our common stock have the opportunity to elect the form of consideration to be received in such transaction, the exchange property will be deemed to be the weighted average of the kinds and amounts of consideration received by the holders of our common stock that affirmatively make an election.

The number of units of exchange property for each purchase contract settled following the effective date of such reorganization event will be determined by the fixed settlement rates then in effect on the applicable settlement date (without interest thereon and without any right to dividends or distributions thereon which have a record date prior to the date such contracts are actually settled). Each fixed settlement rate will be determined using the applicable market value of a unit of exchange property, and such value will be determined with respect to:

•                  any publicly traded securities that compose all or part of the exchange property, based on the closing price of such securities;

•                  any cash that composes all or part of the exchange property, based on the amount of such cash; and

•                  any other property that composes all or part of the exchange property, based on the value of such property as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

We will agree in the Purchase Contract Agreement not to become a party to any such transaction unless its terms are consistent with the foregoing.

Additional Adjustment Information

In addition, to the extent permitted by applicable law and the continued listing requirements of the NYSE (or any other stock exchange on which the TMEDS, purchase contracts or common stock may then be listed), we may make such increases in each fixed settlement rate as we deem advisable. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed settlement rate.

No adjustment in either fixed settlement rate will be required unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided further that, on any date for determining the number of shares of our common stock issuable to a holder, adjustments to the fixed settlement rates will be made with respect to any such adjustment carried forward and which has not been taken into account before such determination date.

In the event of a taxable distribution of cash or property to holders of our common stock that results in an adjustment of each fixed settlement rate or an increase in each fixed settlement rate in our discretion, holders of TMEDS and separate purchase contracts may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend.

Adjustments to each fixed settlement rate will be calculated to the nearest 1/10,000th of a share.

If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events:

•                  we will not adjust the fixed settlement rate pursuant to the bullets above until the earliest of these triggering events occurs; and

•                  we will readjust the fixed settlement rate to the extent any of these rights, options or warrants are not exercised before they expire.

No adjustment to the fixed settlement rates will be made if holders of TMEDS or any separate purchase contracts may participate in the transaction (at a level based on the maximum settlement rate) that would otherwise give rise to such adjustment at the same time and on the same terms as holders of our common stock without having to settle such holder’s purchase contracts.

Except as stated above or as otherwise agreed, the fixed settlement rates will not be adjusted for the issuance of our common stock or any securities convertible into or exchangeable for our common stock or carrying the right to purchase any of the foregoing, or for the repurchase of our common stock. For example, the fixed settlement rates will not be adjusted:

•                  upon the issuance of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in our common stock under any plan;

•                  upon the issuance of our common stock, restricted stock or restricted stock units, or rights, options or warrant to purchase shares of our common stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries;

•                  upon the issuance of any of our common stock pursuant to any right, option or warrant, or exercisable, exchangeable or convertible security not described in the immediately preceding bullet point and outstanding on the date of initial issuance of the TMEDS;

•                  upon the repurchase of any shares of our common stock pursuant to an open market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in clause (3) above;

•                  for the sale or issuance of new shares of our common stock, or securities convertible into or exercisable for shares of our common stock, for cash, including at a price per share less than the fair market value thereof or otherwise, except as described in clauses above, or in an acquisition; or

•                  for a third-party tender offer.

Whenever the fixed settlement rates are adjusted, we must deliver to the purchase contract agent a certificate setting forth each fixed settlement rate, detailing the calculation of each fixed settlement rate and describing the facts upon which the adjustment is based. In addition, we must notify the holders of TMEDS and separate purchase contracts of the adjustment within 10 business days of any event requiring such adjustment and describe in reasonable detail the method by which each fixed settlement rate was adjusted; such notification may be made by a press release.

For the avoidance of doubt, each adjustment to each fixed settlement rate will result in a corresponding adjustment to the early settlement rate shall equal the minimum settlement rate.

Each adjustment to each fixed settlement rate will result in an inversely proportional adjustment will also be made to the reference price and threshold appreciation price solely for the purposes of determining which clauses of the definition of the settlement rate will apply on the applicable settlement date. Because (a) the applicable market value is an average of the daily VWAPs of our common stock over a 20 consecutive trading day period and (b) the fundamental change early settlement rate is generally calculated based on an average of the daily VWAPs of our common stock over a 10 consecutive trading day period, we will make appropriate adjustments to the daily VWAPs prior to the relevant issuance date, record date, ex-date, effective date or expiration date, as the case may be, used to calculate the applicable market value to account for any adjustment to the fixed settlement rates that became effective during the period in which the applicable market value or stock price, as the case may be, is being calculated.

Fractional Shares

No fractional shares of our common stock will be issued to holders upon settlement of the purchase contracts. In lieu of fractional shares otherwise issuable, holders will be entitled to receive an amount in cash equal to the fraction of a share of our common stock, calculated on an aggregate basis in respect of the purchase contracts being settled, multiplied by the Weighted Average Price of our common stock.

Consequences of Bankruptcy

Pursuant to the terms of the Purchase Contract Agreement, the mandatory settlement date for each purchase contract, whether held separately or as part of a unit of TMEDS, will automatically accelerate upon the occurrence of specified events of bankruptcy, insolvency or reorganization with respect to us. Pursuant to the terms of the Purchase Contract Agreement, upon acceleration, holders will be entitled under the terms of the purchase contracts to receive a number of shares of our common stock per purchase contract equal to the maximum settlement rate in effect immediately prior to such acceleration (regardless of the market value of our common stock at that time). If for any reason the accelerated purchase contracts are not settled by the delivery of our common stock, a holder would have a damage claim against us for the value of our common stock that we would have otherwise been required to deliver upon settlement of the purchase contracts. We expect that this claim for damages will rank equally with the claims by holders of our common stock in the bankruptcy proceeding, in which case the holder will only be able to recover damages to the extent holders of our common stock receive any recovery.

Modification

The Purchase Contract Agreement contains provisions permitting us and the purchase contract agent and the U.S. Trustee to modify the Purchase Contract Agreement without the consent of the holders of purchase contracts (whether held separately or as a component of TMEDS) for any of the following purposes:

•                  to evidence the succession of another person to our obligations;

•                  to add to the covenants for the benefit of holders of purchase contracts or to surrender any of our rights or powers under the agreement;

•                  to evidence and provide for the acceptance of appointment of a successor purchase contract agent;

•                  to make provision with respect to the rights of holders of purchase contracts pursuant to adjustments in the settlement rate due to any consolidation, merger, amalgamation, winding up into, conversion, share exchange or other reorganization event or sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of us and our subsidiaries, taken as a whole, in one or more related transactions;

•                  to conform the provisions of the Purchase Contract Agreement to the “Description of the Purchase Contracts” and the “Description of the TMEDS” sections in this Offer to Exchange; and

•                  to cure any ambiguity or manifest error, to correct or supplement any provisions that may be inconsistent, provided, however, that any such action shall not adversely affect the interests of holders;

provided, further, that any such supplemental agreement which adversely affects the Canadian Trustee shall also require the consent of the Canadian Trustee.

The Purchase Contract Agreement contains provisions permitting us, the purchase contract agent and the U.S. Trustee, with the consent of the holders of not less than a majority of the purchase contracts at the time outstanding, to modify the terms of the purchase contracts or the Purchase Contract Agreement. However, no such modification may, without the consent of the holder of each outstanding purchase contract affected by the modification,

•                  reduce the number of shares of our common stock deliverable upon settlement of the purchase contract;

•                  change the mandatory settlement date, the right to settle purchase contracts early or the fundamental change early settlement right;

•                  reduce the above-stated percentage of outstanding purchase contracts the consent of the holders of which is required for the modification or amendment of the provisions of the purchase contracts or the Purchase Contract Agreement; or

•                  impair the right to institute suit for the enforcement of the purchase contracts;

•                  provided, that any such modification which adversely affects the Canadian Trustee shall also require the consent of the Canadian Trustee.

Consolidation, Merger, Sale or Conveyance

The Purchase Contract Agreement contains a covenant that we will not consolidate with, or merge or amalgamate with or into or wind up into or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and our and our subsidiaries’ assets, taken as a whole, in one or more related transactions, to any person, unless:

•                  the resulting, surviving or transferee person (the “successor company”) is a corporation organized and existing under the laws of Canada, any province or territory thereof, or of the United States of America or any state thereof or the District of Columbia and that entity expressly assumes our obligations under the purchase contracts and the Purchase Contract Agreement; and

•                  the successor company is not, immediately after the consolidation, merger, amalgamation, winding up into or sale, assignment, conveyance, transfer, lease or other disposition, in default of its obligations under the purchase contracts or the Purchase Contract Agreement.

•                  We have delivered to the purchase contract agent an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, amalgamation or winding up into or sale, assignment, transfer, lease or other disposition and such supplemental agreement comply with the Purchase Contract Agreement and that all conditions precedent provided for in the Purchase Contract Agreement related to such transaction have been complied with.

Reservation of Our Common Stock

We will at all times reserve and keep available out of our authorized and unissued common stock, solely for issuance upon settlement of the purchase contracts, that number of shares of common stock as shall from time to time be issuable upon the settlement of all purchase contracts then outstanding, assuming settlement at the maximum settlement rate.

Governing Law

The Purchase Contract Agreement, the TMEDS, the purchase contracts and any claim, controversy or dispute arising under or related to the purchase contract agreement, the TMEDS or the purchase contracts are governed by, and construed in accordance with, the laws of the State of New York.

Waiver of Jury Trial

The Purchase Contract Agreement provides that we, the purchase contract agent, the trustees and each holder of TMEDS or purchase contracts waive our respective rights to trial by jury in any action or proceeding arising out of or related to the purchase contracts, the Purchase Contract Agreement or the transactions contemplated thereby, to the extent permitted by law.

Information Concerning the Purchase Contract Agent

Wells Fargo Bank, National Association is the purchase contract agent. The purchase contract agent acts as the agent for the holders of TMEDS and separate purchase contracts from time to time. The Purchase Contract Agreement does not obligate the purchase contract agent to exercise any discretionary actions in connection with a default under the terms of the purchase contracts or the Purchase Contract Agreement.

The Purchase Contract Agreement contains provisions limiting the liability of the purchase contract agent. The Purchase Contract Agreement contains provisions under which the purchase contract agent may resign or be replaced. This resignation or replacement would be effective upon the acceptance of appointment by a successor.

Information Concerning the Transfer Agent for Our Common Stock

Equity Financial Trust Company acts as our transfer agent for our common stock and performs other services for us.

Calculations in Respect of Purchase Contracts

We are responsible for making all calculations called for under the TMEDS and any separate purchase contracts. The purchase contract agent has no obligation to make any such calculations. All such calculations made by us will be made in good faith and, absent manifest error, will be final and binding on the purchase contract agent and the holders of the TMEDS and any separate purchase contracts. We will provide a schedule of such calculations to the purchase contract agent and the purchase contract agent will be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

DESCRIPTION OF THE AMORTIZING NOTES

Each amortizing note, which initially forms a part of a unit of TMEDS and which, at the holder’s option on any business day up to, but excluding the third scheduled trading day immediately preceding the mandatory settlement date, can be transferred separately from the purchase contract also forming a part of a unit of TMEDS, was issued pursuant to the Indenture.

The following summary of the terms of the amortizing notes contains a description of all of the material terms of the amortizing notes but is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indenture, including the definitions in the Indenture of certain terms.

As used in this section, the terms “Company,” “we,” “our,” “ours,” and “us” refer to Thompson Creek Metals Company Inc. only, and not to its subsidiaries.

General

The amortizing notes were issued as a separate series of senior debt securities under the Indenture. The amortizing notes were issued in an initial aggregate principal amount of $35,862,746. The final installment payment date (as defined below) will be May 15, 2015. We may not redeem any separate amortizing notes.

Amortizing notes issued in certificated form may be transferred or exchanged at the offices described below.

Payments on amortizing notes issued as a global security will be made to DTC (or a successor depositary). In the event amortizing notes are issued in certificated form, installment payments will be made at the corporate trust office of the U.S. Trustee. Installment payments on certificated amortizing notes may be made at our option by check mailed to the address of the persons entitled thereto.

The amortizing notes are not guaranteed by any of our subsidiaries.

There are no covenants or provisions in the Indenture that would afford the holders of the amortizing notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect such holders.

The Indenture does not limit the aggregate principal amount of indebtedness that may be issued thereunder and provides that debt securities may be issued thereunder from time to time in one or more series.

Ranking

The amortizing notes are our senior unsecured obligations and rank equally in right of payment with our existing and future senior indebtedness. The amortizing notes rank senior to all of our existing and future unsecured and subordinated indebtedness. We may issue additional series of debt securities that rank pari passu with the amortizing notes.

Payment of Additional Amounts

All payments made by or on our behalf under or with respect to any amortizing notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto, and, for the avoidance of doubt, including any withholding or deduction for or on account of any of the foregoing) (“taxes”), unless we are required to withhold or deduct such taxes by law or by the interpretation or administration thereof by the relevant government authority or agency. If we are so required to withhold or deduct from any payment made under or with respect to the amortizing notes any amount for or on account of any taxes imposed under the laws of Canada or any province or territory thereof or by any authority or agency therein or thereof having power to tax or by or on behalf of any jurisdiction in which we are then incorporated, engaged in business or resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein or any jurisdiction from or through which payment is made by or on our behalf (each a “taxing jurisdiction”), we will pay to each holder such additional amounts as may be necessary so that the net amount received by each holder (including additional amounts) after such withholding or deduction will not be less than the amount such holder would have received if such taxes had not been withheld or deducted; provided, however, no additional amounts will be payable to a holder with respect to:

•                  a payment which is subject to such taxes by reason of the holder or beneficial owner of the amortizing notes being, at the time of the making of such payment: (i) a person with which we do not deal at arm’s length for the purposes of the Income Tax Act (Canada); or (ii) a “specified shareholder” or a person dealing not at arm’s length with a “specified shareholder,” of the Company for purposes of subsection 18(5) of the Income Tax Act (Canada);

•                  a payment which is subject to such taxes by reason of the holder or beneficial owner of the notes being a resident, domiciliary or national of, or engaged in business or maintaining a permanent establishment or other presence in or otherwise having some present or former connection with the relevant taxing jurisdiction in which such taxes are imposed otherwise than by the mere acquisition or holding of the amortizing notes or the receipt of payments or enforcement of its rights thereunder;

•                  a payment which is subject to such taxes by reason of the holder’s or beneficial owner of the amortizing notes’ failure to comply with any certification, identification, documentation or other reporting requirements if such compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such taxes; or

•                  any combination of the above items.

We will also:

•                  make such withholding or deduction; and

•                  remit the full amount deducted or withheld to the relevant taxing authority in accordance with applicable law.

Upon request, we will furnish to the U.S. Trustee, within 60 days after the date the payment of any taxes is due pursuant to applicable law, certified copies of tax receipts or other documents evidencing such payment by it.

We will indemnify and hold harmless each holder or beneficial owner of the amortizing notes and upon written request reimburse each such holder or beneficial owner of the amortizing notes for the amount (excluding any additional amounts that have previously been paid by us) of:

(1)           any taxes so levied or imposed and paid by such holder or beneficial owner as a result of payment made under or with respect to the amortizing notes to the extent that the holder is entitled to additional amounts with respect thereto (or would be entitled to additional amounts with respect thereto if such taxes were subject to deduction or withholding by us);

(2)           any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; and

(3)           any taxes imposed with respect to any reimbursement to the extent that the holder is entitled to additional amounts with respect thereto (or would be entitled to additional amounts with respect thereto if such taxes were subject to deduction or withholding by us).

Wherever in the Indenture there is mentioned, in any context, the payment of principal, interest, if any, or any other amount payable under or with respect to a debt security, such mention will be deemed to include mention of the payment of additional amounts to the extent that, in such context, additional amounts are, were or would be payable in respect thereof.

We will pay when due any present or future stamp, transfer, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise in any taxing jurisdiction from the initial execution, delivery or registration of the amortizing notes or any other document or instrument relating thereto, except as described in the Indenture with respect to transfer or exchange of the amortizing notes (“documentary taxes”).

Our obligation to make payments of additional amounts, any indemnification payment and documentary taxes under the terms and conditions described above will survive any termination, defeasance or discharge of the Indenture.

Installment Payments

On each February 15, May 15, August 15 and November 15, we will pay, in cash, equal quarterly installments of $0.406250 on each amortizing note. Each installment will constitute a payment of interest (at an annual rate of 11.68%) and a partial repayment of principal of the amortizing note, allocated as set forth on the amortization schedule set forth under “—Amortization Schedule.” Installment payments will be paid to the person in whose name a senior amortizing note is registered at the close of business 15 calendar days before the installment payment date.

Each installment payment for any period will be computed on the basis of a 360-day year of twelve 30-day months. The installment payable for any period shorter or longer than a full installment payment period will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which an installment is payable is not a business day, then payment of the installment on such date will be made on the next succeeding day that is a business day, and without any interest or other payment in respect of any such delay. However, if such business day is in the next succeeding calendar year, then such installment payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.

Amortization Schedule

The total installments of principal of the amortizing notes for each installment payment date are set forth below:

Installment Payment Date	Amount of Principal	Amount of Interest
August 15, 2012	$0.299968	$0.124338
November 15, 2012	$0.295966	$0.110284
February 15, 2013	$0.304612	$0.101638
May 15, 2013	$0.313510	$0.092740
August 15, 2013	$0.322668	$0.083582
November 15, 2013	$0.332094	$0.074156
February 15, 2014	$0.341795	$0.064455
May 15, 2014	$0.351779	$0.054471
August 15, 2014	$0.362055	$0.044195
November 15, 2014	$0.372631	$0.033619
February 15, 2015	$0.383516	$0.022734
May 15, 2015	$0.394720	$0.011530

Events of Default

Each of the following will be an “event of default” under the Indenture with respect to the amortizing notes:

(1)           failure by us to pay any installment payments on the amortizing notes as and when due, and such failure continues for 30 days;

(2)           failure by us to give notice of fundamental change as described under “Description of the Purchase Contracts—Early Settlement upon a Fundamental Change”;

(3)           failure by us to duly observe or perform any other of the covenants or agreements in the amortizing notes or in the Indenture, and such failure continues for the period and after the notice specified below;

(4)           failure by us to comply after notice as provided below with any of their obligations under the covenant described under “—Reports”;

(5)           default by us or any of our subsidiaries under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any indebtedness for money borrowed by us or any of our subsidiaries (or the payment of which is guaranteed by us or any of our subsidiaries), other than indebtedness owed to us or a subsidiary, whether such indebtedness or guarantee now exists or is created after the date of initial issuance of such amortizing note, which default:

a.                                      is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness (“payment default”); or

b.                                      results in the acceleration of such indebtedness prior to its maturity (the “cross acceleration provision”);

and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $30.0 million or more (or its foreign currency equivalent); provided that in connection with any series of our indebtedness that is optionally convertible into our common stock (and/or cash based on the value of such common stock) and/or indebtedness of one of our subsidiaries that is optionally exchangeable for our common stock (and/or cash based on the value of such common stock), (a) any conversion of such indebtedness by a holder thereof into shares of our common stock, cash or a combination of cash and shares of our common stock, (b) the rights of holders of such indebtedness to convert into shares of our common stock, cash or a combination of cash and shares of our common stock and (c) the rights of holders of such indebtedness to require any repurchase by us of such indebtedness in cash upon a fundamental change shall not, in itself, constitute an event of default under this clause (5);

(6)           failure by us or any of our significant subsidiaries (as defined in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act), or any group of subsidiaries that, taken together (as of the date of our latest audited consolidated financial statements), would constitute a significant subsidiary to pay final judgments aggregating in excess of $30.0 million (or its foreign currency equivalent) (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days or more after such judgment becomes final (the “judgment default provision”); or

(7)           certain events of bankruptcy, insolvency or reorganization of the Company or a significant subsidiary or any group of subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its subsidiaries), would constitute a significant subsidiary (the “bankruptcy provisions”).

However, a default under clauses (3) and (4) of this paragraph will not constitute an event of default until the U.S. Trustee or the holders of 25% in principal amount of the then outstanding amortizing notes notify us of the default and we do not cure such default in the case of clause (3) within 60 days of receipt of such notice or in the case of clause (4) within 90 days of receipt of such notice.

If an event of default (other than an event of default described in clause (7) above) occurs and is continuing, the U.S. Trustee by written notice to us, specifying the event of default, or the holders of at least 25% in principal amount of the then outstanding amortizing notes by written notice to us and the U.S. Trustee, may, and the U.S. Trustee at the written request of such holders shall, declare all amortizing notes to be due and payable. Upon such a declaration of acceleration, all amounts on the amortizing notes payable on all of the amortizing notes will become due and payable immediately.

In the event of a declaration of acceleration of the amortizing notes because an event of default described in clause (5) above has occurred and is continuing, the declaration of acceleration of the amortizing notes shall be automatically annulled if the default triggering such event of default under clause (5) shall be remedied or cured by us or a subsidiary or waived by the holders of the relevant indebtedness within 20 calendar days after the declaration of acceleration with respect thereto and if (i) the annulment of the acceleration of the amortizing notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, except nonpayment of installment payments on the amortizing notes that became due solely because of the acceleration of the amortizing notes, have been cured or waived.

If an event of default described in clause (7) above occurs and is continuing, all amounts payable on all the amortizing notes will become due and payable immediately and automatically without any declaration or other act on the part of the Trustees or any holders.

The holders of a majority in principal amount of the outstanding amortizing notes may waive all past defaults (except with respect to nonpayment of installment payments) and rescind any such acceleration with respect to the amortizing notes and its consequences if:

(1)           rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(2)           all existing events of default, other than the nonpayment of installment payments that have become due solely by such declaration of acceleration, have been cured or waived.

Except to enforce the right to receive payment of any installment payment when due, no holder may pursue any remedy with respect to the Indenture or the amortizing notes unless:

•                  such holder has previously given the U.S. Trustee written notice that an event of default is continuing;

•                  holders of at least 25% in principal amount of the then outstanding amortizing notes have requested the U.S. Trustee in writing to pursue the remedy;

•                  such holders have offered and, if requested, provided the U.S. Trustee security or indemnity reasonably satisfactory to the U.S. Trustee against any loss, liability or expense;

•                  the U.S. Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

•                  the holders of a majority in principal amount of the then outstanding amortizing notes have not given the U.S. Trustee a direction that, in the opinion of the U.S. Trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the then outstanding amortizing notes may direct the time, method and place of conducting any proceeding for any remedy available to the U.S. Trustee or of exercising any trust or power conferred on the U.S. Trustee. The Indenture provides that in the event an event of default has occurred and is continuing, the Trustees will be required in the exercise of their powers to use the degree of care that a prudent person would use under the circumstances in the conduct of its own affairs.  The Trustees, however, may refuse to follow any direction that conflicts with law or the Indenture, the amortizing notes, or that the Trustees determine in good faith is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability.

Satisfaction, Discharge and Defeasance

We may discharge most of our obligations under the Indenture to holders of the amortizing notes if:

•                  we have paid or caused to be paid the installments on all amortizing notes outstanding as and when the same shall have become due and payable;

•                  we have delivered to the U.S. Trustee for cancellation all amortizing notes authenticated; or

•                  (i) all amortizing notes not delivered to the U.S. Trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year, and (ii) we have irrevocably deposited or caused to be deposited an amount of cash or U.S. government obligations with the U.S. Trustee sufficient to pay at maturity all amortizing notes not theretofore delivered to the U.S. Trustee for cancellation, including installments to become due on or prior to such date of maturity.

We, at our option:

•                  will be released from any and all obligations in respect of the amortizing notes, which is known as “defeasance and discharge”; or

•                  need not comply with certain covenants specified herein regarding the amortizing notes, which is known as “covenant defeasance.”

If we exercise our covenant defeasance option, the failure to comply with any defeased covenant and any default in the Indenture will no longer be a default thereunder.

To exercise either our defeasance and discharge or covenant defeasance option, we must:

•                  deposit with the U.S. Trustee, in trust, cash or U.S. government obligations in an amount sufficient, in the opinion of a firm of certified public accounts, to pay all the remaining installments on the amortizing notes when such payments are due;

•                  deliver an opinion of counsel, which, in the case of defeasance and discharge, must be based upon a ruling or administrative pronouncement of the Internal Revenue Service (the “IRS”), to the effect that the holders of the amortizing notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit or defeasance and will be required to pay U.S. federal income tax on the same amount and in the same manner and at the same times as if such defeasance had not occurred; and

•                  deliver an opinion of counsel in Canada or a ruling from the Canada Revenue Agency, in each case, confirming that the holders of the amortizing notes will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of such discharge and defeasance or covenant defeasance and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case if such discharge and defeasance or covenant defeasance had not occurred.

When there is a defeasance and discharge, the Indenture will no longer govern the amortizing notes, we will no longer be liable for payment and the holders of such amortizing notes will be entitled only to the deposited funds. When there is a covenant defeasance, however, we will continue to be obligated for installment payments when due if the deposited funds are not sufficient to pay the holders.

The obligations under the Indenture to register the transfer or exchange of amortizing notes, to replace mutilated, defaced, destroyed, lost or stolen amortizing notes, and to maintain paying agents and hold monies for payment in trust will continue even if we exercise our defeasance and discharge or covenant defeasance option.

Consolidation, Merger and Sale of Assets

The Indenture provides that we will not consolidate with or merge or amalgamate with or into or wind up into (whether or not we are the surviving corporation), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our and our subsidiaries’ property and assets, taken as a whole, in one or more related transactions, to any person unless:

(1)           the resulting, surviving or transferee person (the “successor company”) is a corporation organized and existing under the laws of Canada, any province or territory thereof, or of the United States of America, any state or territory thereof or the District of Columbia;

(2)           the successor company (if other than us) expressly assumes all of our obligations under the amortizing notes and the Indenture pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the U.S. Trustee;

(3)           immediately after giving effect to such transaction, no default or event of default shall have occurred and be continuing; and

(4)           we shall have delivered to the U.S. Trustee (1) an officers’ certificate stating that such consolidation, merger, amalgamation, winding up or disposition, and such supplemental indenture, if any, comply with the Indenture and that immediately after giving effect to such transaction, no default or event of default shall have occurred and be continuing, and (2) an opinion of counsel, each stating that such consolidation, merger, amalgamation, winding up or disposition, and such supplemental indenture, if any, comply with the Indenture.

For purposes of this covenant, the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of one or more of our subsidiaries, which properties and assets, if held by us instead of such subsidiaries, would constitute all or substantially all of our properties and assets on a consolidated basis, will be deemed to be the disposition of all or substantially all of our properties and assets.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a person.

Subject to certain limitations, the successor company will succeed to, and be substituted for, us under the Indenture and the amortizing notes.

We will be released from our obligations under the Indenture and the successor company will succeed to, and be substituted for, and may exercise every right and power of, us under the Indenture, the amortizing notes; provided that, in the case of a lease of all or substantially all our assets, we will not be released from the obligation to pay the principal of and interest on the amortizing notes.

Modifications and Amendments

We and the Trustees may amend or supplement the Indenture or the amortizing notes without notice to or the consent of any holder to:

•                  cure any ambiguity, omission, defect or inconsistency in the Indenture; provided that such amendments or supplements shall not adversely affect the interests of the holders;

•                  provide for the assumption by a successor corporation of our obligations as set forth in “—Consolidation, merger and sale of assets”;

•                  comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act of 1939;

•                  evidence and provide for the acceptance of appointment with respect to the amortizing notes by a successor trustee, and add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one trustee;

•                  provide for uncertificated or unregistered securities and to make all appropriate changes for such purpose;

•                  secure the notes;

•                  add guarantees with respect to the notes;

•                  add to our covenants or events of default for the benefit of the holders or surrender any right or power conferred upon us;

•                  make any change that does not, in the good faith opinion of our board of directors, adversely affect the rights of any holder; and

•                  conform the provisions of the Indenture to this “Description of the Amortizing Notes” section.

Without prior notice to any holders, we and the Trustees may amend the Indenture with respect to the amortizing notes with the written consent of the holders of a majority in principal amount of the outstanding amortizing notes, and the holders of a majority in principal amount of the outstanding amortizing notes by written notice to the Trustees may waive future compliance by us with any provision of the Indenture with respect to the amortizing notes. However, without the consent of each holder affected thereby, an amendment or waiver may not:

•                  change any installment payment date or the amount owed on any installment payment date,

•                  reduce the principal amount thereof or the rate of interest thereon;

•                  reduce the above-stated percentage of outstanding amortizing notes the consent of whose holders is necessary to modify or amend the Indenture with respect to the amortizing notes; or

•                  reduce the percentage in principal amount of outstanding amortizing notes the consent of whose holders is required for any supplemental indenture or for any waiver of compliance with certain provisions of the Indenture or certain events of default and their consequences provided for in the Indenture.

It is not necessary for the consent of any holder to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver becomes effective, we shall give to the holders affected thereby a notice briefly describing the amendment, supplement or waiver. We will mail supplemental indentures to holders upon request. Any failure by us to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Governing Law

The Indenture and the amortizing notes, and any claim, controversy or dispute arising under or related to the Indenture or amortizing notes, for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Waiver of Jury Trial

The Indenture and the amortizing notes will provide that we, the Trustees and each holder of TMEDS or separate amortizing notes will waive our respective rights to trial by jury in any action or proceeding arising out of or related to the Indenture, the amortizing notes or the transactions contemplated thereby, to the extent permitted by law.

Unclaimed Funds

All funds deposited with the U.S. Trustee for the payment of installment payments in respect of the amortizing notes that remain unclaimed for two years after the final installment date will be repaid to us upon our written request. Thereafter, any right of any holder of the amortizing notes to such funds shall be enforceable only against us, and the U.S. Trustee will have no liability therefor.

Prescription

Under New York’s statute of limitations, any legal action to enforce our payment obligations evidenced by the amortizing notes must be commenced within six years after payment is due. Thereafter, our payment obligations will generally become unenforceable.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following summary describes certain material U.S. federal income tax consequences of the exchange of TMEDS in the exchange offer by U.S. Holders (as defined below). This summary applies only to U.S. Holders who hold TMEDS as a capital asset.  This summary does not describe all of the U.S. federal income tax consequences, including alternative minimum tax consequences, that may be relevant to a U.S. Holder in light of the holder’s particular circumstances or to U.S. Holders subject to special rules, such as:

•                  secure the notes;

•                  banks, regulated investment companies and other financial institutions;

•                  insurance companies;

•                  dealers or traders subject to a mark-to-market method of tax accounting with respect to TMEDS, purchase contracts, amortizing notes or shares of our common stock;

•                  persons holding TMEDS, purchase contracts, amortizing notes or shares of our common stock as part of a hedge, “straddle,” conversion transaction, integrated transaction or similar transaction;

•                  U.S. Holders whose functional currency is not the U.S. dollar;

•                  partnerships (or other entities or arrangements classified as partnerships for U.S. federal income tax purposes) or other pass-through entities;

•                  expatriates for U.S. federal income tax purposes; or

•                  tax-exempt entities, including private foundations, individual retirement accounts and tax-deferred accounts.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds TMEDS, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and upon the activities of the partnership. Partnerships holding TMEDS and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of exchanging TMEDS in the exchange offer.

As used herein, the term “U.S. Holder” means a beneficial owner of TMEDS that, for U.S. federal income tax purposes, is: (i) an individual citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or  (iv) a trust if it (x) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (y) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein.

Because TMEDS are complex financial instruments and no statutory, judicial or administrative authority directly addresses all aspects of the treatment of TMEDS or instruments similar to TMEDS for U.S. federal income tax purposes, persons considering the exchange of TMEDS in the exchange offer are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction, including under any tax treaty.

To ensure compliance with Treasury Department Circular 230, holders are hereby notified that (i) any discussion of U.S. federal tax issues contained in this summary is not intended or written to be used, and cannot be used, by holders for the purpose of avoiding penalties that may be imposed on them under the

Code; (ii) such summary is written in connection with the promotion or marketing by us of the exchange offer described herein; and (iii) holders should seek advice based on their particular circumstances from an independent tax advisor.

Characterization of TMEDS and Amortizing Notes

Although there is no authority directly on point, we believe each unit of TMEDS is considered an investment unit composed of two separate instruments for U.S. federal income tax purposes: (i) a purchase contract and (ii) an amortizing note that will be treated as indebtedness for U.S. federal income tax purposes. Under this treatment, a holder is considered to hold each component of a unit of TMEDS for U.S. federal income tax purposes. At the time the TMEDS were originally issued, holders agreed to treat (i) a unit of TMEDS as an investment unit composed of two separate instruments in accordance with its form and (ii) the amortizing notes as indebtedness for U.S. tax purposes.

Given there is no statutory, administrative or judicial authority that directly addresses the treatment of TMEDS or instruments similar to TMEDS for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the foregoing tax characterization of TMEDS and amortizing notes. We did not, and will not, seek any rulings concerning the treatment of the TMEDS, and the tax consequences described herein are not binding on the IRS or the courts, either of which could disagree with the explanations or conclusions contained in this summary. Specifically, the components of a unit of TMEDS could potentially be recharacterized as a single instrument for U.S. federal income tax purposes, in which case the U.S. federal income tax consequences could differ from the consequences described below.

Unless stated otherwise, the remainder of this summary assumes that the characterization of TMEDS as two separate financial instruments, the characterization of the amortizing notes as indebtedness, and the characterization of the purchase contracts as contracts to acquire our common stock will be respected for U.S. federal income tax purposes.

Exchange of TMEDS for Shares of Our Common Stock in the Exchange Offer

Upon an exchange of a unit of TMEDS for shares of our common stock in the exchange offer, you will be treated as having sold in a taxable exchange both the purchase contract and the amortizing note that constitute such unit of TMEDS.  You will calculate gain or loss on the purchase contract separately from the gain or loss on the amortizing note. It is thus possible that you could recognize a capital gain on one component of a unit of TMEDS but a capital loss on the other component of the unit of TMEDS. You generally will recognize gain or loss equal to the difference between (i) the portion of your proceeds allocable to the purchase contract and the amortizing note and (ii) your respective adjusted tax bases in the purchase contract and the amortizing note. The proceeds realized for each unit of TMEDS relinquished in the exchange offer will equal the fair market value of the shares of our common stock received in exchange for such unit of TMEDS (plus any cash received in lieu of fractional shares).  The proceeds realized for each unit of TMEDS will be allocated between the purchase contract and amortizing note of a unit of TMEDS in proportion to their relative fair market values. In addition, for purposes of determining gain or loss, your proceeds will not include any amount attributable to accrued and unpaid interest on the amortizing note (as well as any market discount discussed below), which amount will be treated as ordinary interest income to the extent not previously included in income. Gain or loss recognized upon the exchange of a purchase contract and amortizing note generally will be capital gain or loss. Capital gains of individuals derived in respect of assets held for more than one year are subject to tax at preferential rates. The deductibility of capital losses is subject to limitations.

Market Discount

If a U.S. Holder acquired a unit of TMEDS subsequent to its original issue and the amount of the purchase price allocated to the amortizing note component of the unit of TMEDS was less than the outstanding principal balance of such amortizing note, then subject to a de minimis exception, the difference would be treated as “market discount” for U.S. federal income tax purposes.  Under the market discount rules, any gain recognized on the exchange of the amortizing note component generally would be treated as ordinary interest income to the extent of the market discount accrued during the U.S. Holder’s holding period for the TMEDS, unless the U.S. Holder had elected to include the market discount in income as it accrued.

Shares of our Common Stock Received in the Exchange Offer

Distributions, Foreign Source Income and Foreign Tax Credits

The gross amount of any cash dividends paid by us with respect to our common stock, including the amount of any Canadian taxes withheld from these dividends, generally will be includible in your gross income as ordinary income on the day actually or constructively received by you, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Any such dividend (including any amounts of Canadian taxes withheld) will be foreign source dividend income and will not be eligible for the dividends-received deduction allowed to U.S. corporations with respect to dividends received from other U.S. corporations. Canadian withholding tax at the legally applicable rate will be treated as foreign income tax which you may elect to deduct in computing your taxable income or, subject to the limitations on foreign tax credits generally, credit against your U.S. federal income tax liability. Dividends on our common stock generally will constitute passive income for U.S. foreign tax credit purposes. Further, in certain circumstances, if you have held our common stock for less than a specified minimum period during which you are not protected from risk of loss, or are obligated to make payments related to the dividends, you will not be allowed a foreign tax credit for foreign taxes imposed on dividends paid on our common stock. You should consult your own tax advisors concerning the implications of these rules in light of your particular circumstance.

Sale, Exchange or Other Taxable Disposition

Upon a sale, exchange, or other taxable disposition of the shares of our common stock received in the exchange offer, you will recognize capital gain or loss in an amount equal to the difference between the amount realized and your adjusted tax basis in the common stock. Your adjusted tax basis in the shares of our common stock received in the exchange offer should equal the fair market value of such shares on the exchange date.  Capital gains of individuals derived in respect of assets held for more than one year are subject to tax at preferential rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by you will generally be treated as U.S. source gain or loss.

Backup Withholding and Information Reporting

In general, information reporting requirements may apply to payments on the amortizing notes, the purchase contracts and our common stock acquired under a purchase contract made to you and to the proceeds of the sale or other disposition of such instruments, unless you are an exempt recipient. Backup withholding may apply to such payments if you fail to provide a taxpayer identification number, a certification of exempt status, or have been notified by the IRS that you are subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS.

The backup withholding rules and information reporting requirements are discussed in greater detail in the letter of transmittal accompanying the exchange offer.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES

Holders of TMEDS resident in Canada should consult their own tax advisors about the applicable federal and provincial tax consequences of the exchange offer.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.

We incorporate by reference in this Offer to Exchange the following documents filed with the SEC pursuant to the Exchange Act:

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

•                  our Proxy Statement on Schedule 14A filed on April 3, 2014;

•                  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014;

•                  our Current Reports on Form 8-K filed on May 11, 2012 (Exhibits 4.1, 4.4 and 4.5 only) and May 13, 2014, in each case excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K; and

•                  the description of our common stock contained in our Registration Statement on Form S-3 filed on March 13, 2014.

The information incorporated by reference is an important part of this Offer to Exchange.

You may read and copy any document we file with the SEC at the SEC public reference room located at:

100 F Street, N.E.
Room 1580
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and its copy charges. Our SEC filings are also available to the public on the SEC’s web site at http://www.sec.gov and through the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which our shares of common stock are traded.

You may obtain a copy of any or all of the documents summarized in this Offer to Exchange or incorporated by reference in this Offer to Exchange, without charge, by request directed to us at the following address and telephone number:

Investor Relations
Thompson Creek Metals Company Inc.
26 West Dry Creek Circle, Suite 810

Littleton, Colorado

Telephone: (303) 761-8801

Pursuant to Rule 13e-4 promulgated under the Exchange Act, we have filed a statement on Schedule TO, which contains additional information with respect to the exchange offer. The Schedule TO, including the exhibits and any amendments and supplements to that document, may be examined, and copies may be obtained, at the same places and in the same manner set forth above. We will amend the Schedule TO to disclose additional material information about us and the exchange offer that occurs following the date of this Offer to Exchange.

FORWARD-LOOKING STATEMENTS

Certain statements in this Offer to Exchange (including information incorporated by reference) are “forward-looking statements”. These forward-looking statements can, in some cases, be identified by the use of terms such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Our forward-looking statements may include, without limitation, statements with respect to:

•      completion of the exchange offer in accordance with its terms;

•      realization and/or timing of the anticipated benefits of the exchange offer;

•      the terms of the TMEDS and the risks associated with not tendering TMEDS in the exchange offer;

•                  future financial or operating performance of the Company or its subsidiaries and its projects;

•                  the availability of, and terms and costs related to, future borrowing, debt repayment and financing;

•                  future inventory, production, sales, cash costs, capital expenditures and exploration expenditures;

•                  expected concentrate and recovery grades;

•                  estimates of mineral reserves and resources, including estimated mine life and annual production;

•                  projected timing to ramp-up to design capacity at Mt. Milligan Mine;

•                  the projected development of our development properties and future exploration at our operations;

•                  future concentrate shipment dates and shipment sizes;

•                  future operating plans and goals;

•                  future ability to attract and retain qualified and experienced personnel; and

•                  future molybdenum, copper and gold prices.

Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Item 1A, Risk Factors, in our Annual Report on Form 10-K for the year ended December 31, 2013 and in Item 1A, Risk Factors, in our Quarterly Report for the quarter ended March 31, 2014. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this Offer to Exchange. We urge you to carefully review and consider the disclosures made in this Offer to Exchange and our reports filed with the SEC and incorporated by reference herein that attempt to advise interested parties of the risks and factors that may affect our business.

QUALIFIED PERSON

Robert Clifford, Director of Mine Engineering  of the Company, a qualified person under National Instrument 43-101 - Standards of Disclosure for Mineral Projects has reviewed and approved the scientific and technical information included in this Offer to Exchange or incorporated by reference herein.

ANNEX A

LETTER OF TRANSMITTAL

Offer To Exchange
Shares of Common Stock
For
Each Outstanding Unit of
6.50% Tangible Equity Units
(CUSIP No. 884768 300; ISIN CA8847683007)

Pursuant to the Offer to Exchange dated May 21, 2014

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON JUNE 18, 2014 (THE “EXPIRATION DATE”), UNLESS THE EXCHANGE OFFER IS EXTENDED OR EARLIER TERMINATED.

The “Exchange Agent” for the Exchange Offer is:

GLOBAL BONDHOLDER SERVICES CORPORATION

By Mail: 65 Broadway – Suite 404 New York, New York 10006 Attn: Corporate Actions	By Overnight Courier: 65 Broadway – Suite 404 New York, New York 10006 Attn: Corporate Actions

PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS

IF YOU WISH TO EXCHANGE CURRENTLY OUTSTANDING UNITS OF TMEDS (AS DEFINED BELOW) FOR SHARES OF THE COMPANY’S COMMON STOCK PURSUANT TO THE EXCHANGE OFFER, YOU MUST VALIDLY TENDER (AND NOT WITHDRAW) UNITS TO THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE BY CAUSING AN AGENT’S MESSAGE TO BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO SUCH TIME.  THE EXCHANGE OFFER IS NOT BEING MADE TO PRIOR HOLDERS OF TMEDS THAT HAVE ALREADY EXERCISED THEIR RIGHT TO SEPARATE THE TMEDS INTO THEIR COMPONENT PARTS.

The undersigned hereby acknowledges receipt of the Offer to Exchange, dated May 21, 2014 (the “Offer to Exchange”), of Thompson Creek Metals Company Inc. (the “Company”), and this Letter of Transmittal (the “Letter of Transmittal”), which together describe the Company’s offer (the “Exchange Offer”) to exchange shares of the Company’s common stock, no par value (the “Common Stock”), for each validly tendered and accepted unit of 6.50% Tangible Equity Units (the “TMEDS”). The number of shares of Common Stock to be exchanged for each unit of TMEDS (the “Exchange Ratio”) will be fixed after 5:00 p.m. New York City time on June 16, 2014 (the “Pricing Date”), on the basis of the applicable pricing formula set forth in the Offer to Exchange, and announced prior to 9:00 a.m. New York City time on June 17, 2014. The Exchange Ratio will be subject to a maximum of 5.7879 shares of our Common Stock and a minimum of 5.6379 shares of our Common Stock per unit of TMEDS validly tendered and accepted for exchange.  The Exchange Ratio will be rounded to the nearest fourth decimal place. Fractional shares will not be issued in the Exchange Offer and holders will receive the cash value of any fractional shares due to them, which cash value shall be calculated by multiplying the fractional shares to be received by the Weighted Average Price of our Common Stock.

In addition to the Exchange Ratio, holders who participate in the exchange offer will receive the accrued portion of the $0.406250 quarterly cash installment payment that has accrued from May 15, 2014 to the settlement date of the exchange offer and that is payable in respect of the amortizing note component of each TMEDS unit. Such cash installment payment reflects both accrued interest and the partial repayment of principal in respect of the amortizing notes component of each TMEDS unit.

The Company reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term “Expiration Date” shall mean the latest date to which the Exchange Offer is extended. The Company shall give notice of any extension by giving written notice to the Exchange Agent and by making a public announcement by press release prior to 9:00 a.m., New York City time, on the next business day following the previously scheduled expiration date. The term “business day” shall mean any day that is not a Saturday, Sunday or a federal holiday.

Tender of units of TMEDS is to be made according to the Automated Tender Offer Program (“ATOP”) of The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Offer to Exchange in the section entitled “The Exchange Offer—Procedures for Tendering Units of TMEDS.” DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send a computer generated message known as an “agent’s message” to the Exchange Agent for its acceptance. For you to validly tender your units of TMEDS in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an agent’s message under the ATOP procedures that confirms that:

•                  DTC has received your instructions to tender your units of TMEDS; and

•                  You agree to be bound by the terms of this Letter of Transmittal.

By using the ATOP procedures to tender outstanding units of TMEDS, you will not be required to deliver this Letter of Transmittal to the Exchange Agent. However, you will be bound by its terms, and you will be deemed to have made the acknowledgments and the representations and warranties it contains, just as if you had signed it.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

1. By tendering units of TMEDS in the Exchange Offer, you acknowledge receipt of the Offer to Exchange and this Letter of Transmittal.

2. By tendering units of TMEDS in the Exchange Offer, you represent and warrant that you have the full power and authority to tender, exchange, assign and transfer the units of TMEDS tendered hereby and to acquire the exchange consideration issuable upon the exchange of such tendered units of TMEDS, and will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the exchange, assignment and transfer of the units of TMEDS tendered hereby.

3. For purposes of the Exchange Offer, the Company shall be deemed to have accepted for exchange validly tendered units of TMEDS when, as and if the Company gives oral, followed by written confirmation, or written notice thereof to the Exchange Agent. Any tendered units of TMEDS that are not accepted for exchange pursuant to the Exchange Offer for any reason will be credited to the appropriate account maintained by DTC.

4. All authority conferred or agreed to be conferred by this Letter of Transmittal shall survive the death, incapacity or dissolution of the holder, and every obligation of the holder under this Letter of Transmittal shall be binding upon the holder’s heirs, personal representatives, successors and assigns.

5. You understand and acknowledge that the acceptance of properly tendered units of TMEDS by the Company pursuant to the procedures described in the section of the Offer to Exchange entitled “The Exchange Offer—Procedures for Tendering Units of TMEDS” and in the instructions hereto will constitute a binding agreement between you and the Company upon the terms and subject to the conditions of the Exchange Offer.

INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1. Book-Entry Confirmations

Any confirmation of a book-entry transfer to the Exchange Agent’s account at DTC of units of TMEDS tendered by book-entry transfer (a “Book-Entry Confirmation”), as well as an Agent’s Message (as defined in the Offer to Exchange), and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 11:59 p.m., New York City time, on the Expiration Date.

2. Partial Tenders

The entire number of units of TMEDS delivered to the Exchange Agent’s account at DTC will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire number of units of TMEDS is not tendered, then the number of units of TMEDS not tendered and the number of shares of Common Stock equal to the Exchange Ratio issued in exchange for any units of TMEDS accepted for exchange will be delivered to the holder via the facilities of DTC promptly after the units of TMEDS are accepted for exchange.

3. Fractional Shares

Fractional shares of Common Stock will not be issued in the Exchange Offer. Instead, in lieu of fractional shares otherwise issuable (calculated on an aggregate basis for each holder), we will pay holders participating in the Exchange Offer cash in an amount equal to the fraction of a share multiplied by the Weighted Average Price of our Common Stock. The applicable market value of our Common Stock shall be determined by reference to the applicable Bloomberg Financial Markets page or any successor or replacement page. If our Common Stock is not listed on the New York Stock Exchange on any such date, the applicable market value of our Common Stock shall be determined by reference to the Bloomberg Financial Markets page that reports such information with respect to our Common Stock for the national or regional securities exchange or the over-the-counter market that is the primary market for the trading of our Common Stock. If such information is not available on any Bloomberg page, the applicable market value shall be the last quoted bid price for our Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization. If the bid price is not available, the applicable market value shall be the market value of our Common Stock on the date of determination as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

4. Validity of Tenders

We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered units of TMEDS. We reserve the absolute right to reject any and all units of TMEDS not properly tendered or any units of TMEDS the acceptance for exchange of which may, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects or irregularities of tender of any units of TMEDS. The interpretation of the terms and conditions by the Company of the Exchange Offer (which includes this Letter of Transmittal and the instructions hereto) shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of units of TMEDS must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of units of TMEDS, neither we, the Exchange Agent, nor any other person shall have any duty or will incur any liability for failure to give such notification. Tenders of units of TMEDS will not be considered to have been made until any defects or irregularities have been cured or waived.

Any units of TMEDS received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, via the facilities of DTC, as soon as practicable following the Expiration Date.

5. Waiver of Conditions

We reserve the absolute right to waive, in whole or part, any of the conditions to the Exchange Offer set forth in the Offer to Exchange or in this Letter of Transmittal.

6. No Conditional Tender

No alternative, conditional, irregular or contingent tender of units of TMEDS will be accepted.

7. Request for Assistance or Additional Copies

Requests for assistance or for additional copies of the Offer to Exchange or this Letter of Transmittal may be directed to the information agent, Global Bondholder Services Corporation at 65 Broadway — Suite 404, New York, New York 10006, Attn: Corporate Actions. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

8. Withdrawal

Tenders may be withdrawn only in the manner described in the section of the Offer to Exchange entitled “The Exchange Offer—Withdrawals of Tenders.”

9. Guarantee of Late Delivery

Holders who cannot complete the procedure for delivery by book-entry transfer on a timely basis may tender their units of TMEDS pursuant to the guaranteed delivery procedure described in the Offer to Exchange in the section entitled “The Exchange Offer—Procedures for Tendering Units of TMEDS.” Pursuant to such procedure: (a) such tender must be made by DTC; (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Company, must be received by the Exchange Agent prior to the Expiration Date; and (c) a book-entry confirmation together with an agent’s message are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

10. Backup United States Federal Income Tax Withholding and Substitute Form W-9

Under the U.S. federal income tax laws, payments that may be made by the Company on account of consideration issued pursuant to the Exchange Offer may be subject to backup withholding at the rate of 28%. In order to avoid such backup withholding, each tendering holder should complete and sign the Substitute Form W-9 and either (a) provide the correct taxpayer identification number (“TIN”) and certify, under penalties of perjury, that the TIN provided is correct, that the holder is a U.S. person, and that (1) the holder has not been notified by the U.S. Internal Revenue Service (the “IRS”) that the holder is subject to backup withholding as a result of failure to report all interest or dividends or (2) the IRS has notified the holder that the holder is no longer subject to backup withholding; or (b) provide an adequate basis for exemption. If the tendering holder has not been issued a TIN and has applied for one, or intends to apply for one in the near future, such holder should write “Applied For” in the space provided for the TIN in Part I of the Substitute Form W-9, sign and date the Substitute Form W-9 and sign the Certificate of Awaiting Taxpayer Identification Number. If “Applied For” is written in Part I, the Company shall retain 28% of payments made to the tendering holder during the 60-day period following the date of the Substitute Form W-9. If the holder furnishes his, her or its TIN within 60 days after the date of the Substitute Form W-9, the Company shall remit such amounts retained during the 60-day period to the holder and no further amounts shall be retained or withheld from payments made to the holder thereafter. If, however, the holder has not provided the Exchange Agent or the Company with his, her or its TIN within such 60-day period, the Company shall remit such previously retained amounts to the IRS as backup withholding. In general, if a holder is an individual, the TIN is the social security number of such individual. If the Exchange Agent or the Company are not provided with the correct TIN, the holder may be subject to a $50 penalty imposed by the IRS.

Certain holders are not subject to these backup withholding and reporting requirements. Generally, in order for an individual holder who is not a U.S. citizen or resident to qualify as an exempt recipient, such holder must submit a statement (generally, IRS Form W-8BEN), signed under penalty of perjury, attesting to that individual’s foreign status. Such statements can be obtained from the Exchange Agent. Failure to complete the Substitute Form W-9 will not, by itself, cause units of TMEDS to be deemed invalidly tendered, but may require the Company to withhold 28% of the amount of any payments made on account of the consideration issued in the Exchange Offer. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS, provided the taxpayer furnishes the proper information.

See the attached “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for more information.

IMPORTANT: By using the ATOP procedures to tender units of TMEDS, you will not be required to deliver this Letter of Transmittal to the Exchange Agent. However, you will be bound by its terms, and you will be deemed to have made the acknowledgments and the representations and warranties it contains, just as if you had signed it.

SUBSTITUTE	PLEASE PROVIDE YOUR

Part I—Social Security Number OR Employer Identification Number (If awaiting TIN, write “Applied For”)Part II—For Payees exempt from backup withholding, see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9, check the Exempt box below, and complete the Substitute Form W-9.Exempt ☐

Form W-9	TIN IN THE BOX AT
Department of the	RIGHT
Treasury	AND CERTIFY BY
Internal Revenue	SIGNING
Service	AND DATING BELOW
Payer’s Request
for Taxpayer
Identification	Name
Number
(TIN)
Business Name
Please check appropriate box

☐ Individual/Sole Proprietor
☐ Corporation
☐ Partnership ☐ Other

Address

City, State, Zip Code

Certification—Under penalties of perjury, I certify that:(1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and(3) I am a U.S. person (including a U.S. resident alien)Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item (2) does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (Also see instructions in the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.)

SIGNATURE:		DATE:

NOTE:                               IF YOU ARE A UNITED STATES HOLDER, FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE EXCHANGE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INSTRUCTIONS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE “APPLIED FOR” IN PART I OF THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days, 28% of all reportable payments made to me will be withheld until I provide a taxpayer identification number.

SIGNATURE:	DATE:

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of account:	Give the SOCIAL SECURITY number of:	For this type of account:	Give the EMPLOYER IDENTIFICATION number of:
1. An individual’s account	The individual	6. A valid trust, estate, or pension trust	The legal entity(4)

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)	7. Corporate or LLC electing corporate status on Form 8832	The corporation

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)	8. Association, club, religious, charitable or educational or other tax-exempt organization	The organization

4. a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)	9. Partnership or multi-member LLC	The partnership

b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)	10. A broker or registered nominee	The broker or nominee

5. Sole proprietorship or single-owner LLC	The owner(3)	11. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)                     List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.

(2)                     Circle the minor’s name and furnish the minor’s social security number.

(3)                     You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or, if you have one, your employer identification number.

(4)                     List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE:                                  If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you do not have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the “IRS”) and apply for a number. You may also obtain Form SS-4 by calling the IRS at 1-800-TAX-FORM.

If you do not have a TIN, but have applied for one, write “Applied For” in the space for the TIN, complete the Certificate of Awaiting Taxpayer Identification Number, sign and date the form and return it to the Exchange Agent.

Payees Exempt From Backup Withholding

Payees specifically exempted from backup withholding on ALL payments include the following:

•                  An organization exempt from tax under section 501(a), an individual retirement account or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

•                  The United States or any agency or instrumentality thereof.

•                  A state, the District of Columbia, a possession of the United States or any political subdivision or agency or instrumentality thereof.

•                  A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

•                  An international organization or any agency or instrumentality thereof.

Payees specifically exempted from backup withholding on interest and dividend payments include the following:

•                  A corporation.

•                  A financial institution.

•                  A registered dealer in securities or commodities registered in the U.S., the District of Columbia, or a possession of the U.S.

•                  A real estate investment trust.

•                  A common trust fund operated by a bank under section 584(a).

•                  An exempt charitable remainder trust, or a non-exempt trust described in section 4947.

•                  An entity registered at all times during the tax year under the Investment Company Act of 1940.

•                  A foreign central bank issue.

•                  A middleman known in the investment community as a nominee or custodian.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•                  Payments to nonresident aliens subject to withholding under section 1441.

•                  Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

•                  Payments of patronage dividends not paid in money.

•                  Payments made by certain foreign organizations.

•                  Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

•                  Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•                  Payments of tax-exempt interest (including exempt-interest dividends under section 852).

•                  Payments described in section 6049(b)(5) to non-resident aliens.

•                  Payments on tax-free covenant bonds under section 1451.

•                  Payments made by certain foreign organizations.

Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THE SUBSTITUTE FORM W-9 WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. CHECK THE BOX MARKED “EXEMPT” IN PART II OF THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than dividends that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6045, 6050A, 6050N and the regulations thereunder.

Privacy Act Notice.—You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply. Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA or Archer MSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism.

Penalties

(1)                     Penalty for Failure to Furnish Taxpayer Identification Number.—If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)                     Civil Penalty for False Information With Respect to Withholding.—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)                     Criminal Penalty for Falsifying Information.—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

ANNEX B

NOTICE OF GUARANTEED DELIVERY

FOR EXCHANGE OF COMMON STOCK OF THOMPSON CREEK METALS COMPANY INC.

FOR OUTSTANDING UNITS OF 6.50% TANGIBLE EQUITY UNITS

PURSUANT TO THE OFFER TO EXCHANGE

DATED MAY 21, 2014

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M.,

NEW YORK CITY TIME, ON JUNE 18, 2014, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if the procedure for book-entry transfer cannot be completed on a timely basis prior to the Expiration Date (as defined in the Offer to Exchange). This form may be transmitted by manually signed facsimile transmission or mailed to Computershare Trust Company, N.A. (the “Exchange Agent”).

The Exchange Agent for the Offer is:

Global Bondholder Services Corporation

By Mail: 65 Broadway – Suite 404 New York, New York 10006 Attn: Corporate Actions	By Overnight Courier: 65 Broadway – Suite 404 New York, New York 10006 Attn: Corporate Actions

By Manually Signed Facsimile Transmission:

(for Eligible Institutions only)

(212) 430-3775/3779

Confirm Facsimile By Telephone:

(212) 430-3774

Delivery of this Notice of Guaranteed Delivery to an address other than the one set forth above or transmission of instructions via facsimile to a number other than the facsimile number set forth above will not constitute a valid delivery to the Exchange Agent.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned represents that the undersigned owns and hereby tenders to Thompson Creek Metals Company Inc. (the “Company”), upon the terms and subject to the conditions set forth in the Offer to Exchange, dated May 21, 2014 (the “Offer to Exchange”), and the related letter of transmittal and instructions thereto (which,

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as they may be amended or supplemented from time to time, together constitute the “Offer”), receipt of which is hereby acknowledged, the number of units of 6.50% Tangible Equity Units, set forth below, all pursuant to the guaranteed delivery procedures set forth in the Offer to Exchange.

Number of TMEDS:

Account Number:

Dated:	, 2014

Name(s) of Record Holder(s):
(Please Type or Print)

Address(es):

Zip Code:

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm that is a participant in the Securities Transfer Agents Medallion Program, or an “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby guarantees to deliver to the Exchange Agent shares of Thompson Creek Metals Company Inc.’s 6.50% Tangible Equity Units pursuant to the procedure for book-entry transfer into the Exchange Agent’s account at The Depository Trust Company (“DTC”) with an agent’s message, all within three New York Stock Exchange trading days after the date hereof.

The eligible guarantor institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the letter of transmittal to the Exchange Agent within the time period indicated herein. Failure to do so may result in financial loss to such eligible guarantor institution.

Name of Firm:

Authorized Signature:

Name:

Title:
(Please Type or Print)

Address:

Zip Code:

Area Code and Telephone Number(s):

Dated:	, 2014

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The Exchange Agent for the Exchange Offer is:

GLOBAL BONDHOLDER SERVICES CORPORATION

By Mail: 65 Broadway — Suite 404 New York, New York 10006 Attn: Corporate Actions	By Overnight Courier: 65 Broadway – Suite 404 New York, New York 10006 Attn: Corporate Actions

The Information Agent for the Exchange Offer is:

Global Bondholder Services Corporation

Banks and Brokers call: (212) 430-3774

Toll free: (866) 470-4200

Additional copies of this Offer to Exchange, the letter of transmittal or other tender offer materials may be obtained from the information agent or the exchange agent and will be furnished at our expense. Questions and requests for assistance or additional copies hereof or the letter of transmittal should be directed to the information agent or the exchange agent.